Exhibit 4.1

Execution Version

LOAN AGREEMENT

This Agreement made this 7th day of August, 2019.

AMONG:

AUTOPRO AUTOMATION CONSULTANTS LTD., a corporation incorporated under the laws of the Province of Alberta (hereinafter referred to as the “Borrower”)

- and -

INTEGRATED PRIVATE DEBT FUND VI LP, by its general partner INTEGRATED PRIVATE DEBT FUND GP INC. (hereinafter referred to as the “Lender”)

- and -

AUTOPRO AUTOMATION LTD., UNIVERSAL mCLOUD CORP. and the Subsidiaries of the Borrower on the date hereof as Guarantors, together with such additional guarantors party hereto from time to time (hereinafter referred to as the “Guarantors” and each as a “Guarantor”)

WHEREAS:

A.

The Borrower desires to establish a certain credit facility with the Lender to finance the satisfaction of certain cash payments owing by the Borrower in connection with the completion of the Autopro Acquisition (as hereinafter defined); and

B.	The Lender is prepared to establish such credit facility with the Borrower upon the terms and conditions herein set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these premises and the promises herein contained the parties hereto agree as follows:

1.	Definitions and Interpretation

In this Agreement unless there is something in the subject matter or context inconsistent therewith capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in Schedule A attached hereto.

Unless otherwise specified herein, all amounts and values referred to in this Agreement shall be calculated in lawful money of Canada.

2.	Preamble and Schedules

The parties hereto confirm and ratify the matters contained and referred to in the Preamble to this Agreement and agree that the Schedules attached hereto are expressly incorporated into and form part of this Agreement.

The Schedules forming part of this Agreement are as follows:

Schedule “A”	-	Definitions
Schedule “B”	-	Amortization Schedule
Schedule “C”		Compliance Certificate
Schedule “D”	-	Additional Obligor Supplement
Schedule “E”	-	Share Capital
Schedule “F”	-	Locations
Schedule “G”	-	Deposit Accounts
Schedule “H”	-	Corporate Chart and Subsidiaries
Schedule “I”		(reserved)
Schedule “J”	-	Environmental Matters
Schedule “K”		Permitted Liens
Schedule “L”		Operating Lender Indebtedness and Loan and Security

3.	Establishment of Loan and Advance

Subject to the terms hereof, including without limitation Section 9, the Lender agrees to advance to the Borrower a loan in the principal amount of Thirteen Million Dollars ($13,000,000) (the “Loan”) by way of a single advance (“Advance”).

The Loan shall only be used to finance the satisfaction of certain cash payments owing by the Borrower in connection with the completion of the Autopro Acquisition (the “Autopro Acquisition Promissory Notes”).

The Loan shall be evidenced by a promissory note made and delivered by the Borrower in favour of the Lender (the “Promissory Note”). The Promissory Note shall be dated the date of the Advance, shall be in the principal amount of the Loan and shall bear interest at the Interest Rate as hereinafter provided.

The Borrower shall give irrevocable prior written notice to the Lender, by way of a notice of borrowing (“Notice of Borrowing”), specifying the proposed date of the Advance. Such notice shall be given by the Borrower to the Lender not less than ten (10) Business Days prior to the date of the proposed Advance.

4.	Interest

The outstanding principal amount of the Loan shall bear interest at a rate per annum equal to six and eighty-five one hundredths (6.85%) percent per annum (the “Interest Rate”). All interest at the Interest Rate shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date the Advance is made or the previous date on which interest was payable as the case may be (i) on the fifteenth day of each calendar month and (ii) on the day on which the outstanding principal becomes due and payable in full pursuant to the provisions hereof (whether at stated maturity, by acceleration or otherwise).

Notwithstanding any other provision to the contrary herein, if the Borrower fails to pay any amount of principal, interest or other amount payable hereunder on the due date for any such amount (a “Payment Failure”), then during the occurrence and continuance of such Event of Default, the Lender may, at its option, by notice to the Borrower declare that interest on such overdue amount shall accrue at a rate equal to the Interest Rate plus 2% per annum (i) calculated and accruing daily from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, (ii) compounded monthly on the first Business Day of each calendar month with the amount of such accrued interest being added to the outstanding principal amount of Advances on such Business Day; and (iii) shall be payable by the Borrower on the earlier of: (a) the date on which the Borrower has remedied such Payment Failure, (b) the date on which the Indebtedness has been paid in full, and (c) the Maturity Date.

5.	Evidence of Indebtedness

The Borrower acknowledges that the actual recording of the amount of the Advance or repayment thereof, and interest, fees and other amounts due in connection with the Loan, in the accounts maintained by the Lender, absent manifest error shall constitute prima facie evidence of the Borrower’s Indebtedness and liability from time to time under this Agreement and the other Loan Documents; provided that the obligation of the Borrower to pay or repay any amounts in accordance with the terms and conditions of this Agreement and the other Loan Documents shall not be affected by the failure of the Lender to make such recording. The Borrower hereby acknowledges being indebted to the Lender for the principal amount outstanding from time to time under the Loan, and all accrued and unpaid issuance fees, interest, or other fees.

6.	Mandatory Repayments

Subject to earlier repayment required hereunder, including under Section 19 hereof, the Borrower shall repay the Loan, and interest thereon at the Interest Rate calculated as aforesaid, as follows:

(a)

commencing on the fifteenth day of the calendar month that follows the month in which the Advance is made and continuing for eighty-three (83) months, the Borrower shall pay blended monthly payments of principal and interest at the Interest Rate calculated as aforesaid, based on a twelve (12) year amortization and payment schedule set out in the attached Schedule “B”; and

(b)

the Borrower shall pay the balance of the outstanding principal amount of the Loan plus accrued and unpaid interest thereon at the Interest Rate as aforesaid, and any other amounts owing hereunder or pursuant to the provisions of any other Loan Document, on the Maturity Date.

The Loan is non-revolving. Any amounts repaid may not be reborrowed.

If any Change in Law or in the interpretation or application thereof by any court or by any Governmental Authority charged with the administration thereof, makes it unlawful or prohibited for the Lender to make or to fund the Loan or any portion thereof or to perform any of its obligations under this Agreement, the Lender may, by giving ten (10) days advance written notice to the Borrower (unless the provision of the Applicable Law requires earlier prepayment in which case the notice period shall be such shorter period as required to comply with the Applicable Law), terminate its obligations under this Agreement and in such event, the Borrower shall prepay the Indebtedness forthwith (or at the end of such period as the Lender in its discretion agrees), without notice or penalty, together with all accrued but unpaid interest and fees as may be applicable to the date of payment.

Notwithstanding anything herein to the contrary and in addition to the foregoing mandatory payments, unless the Lender otherwise provides its prior written consent to the Borrower, which consent will not be unreasonably withheld, conditioned or delayed, and subject to the Operating Lender Inter-Creditor Agreement, 100% of the cash proceeds (net of transaction costs, expenses and Taxes) of any property or business interruption insurance (excluding, for greater certainty, such insurance proceeds of any Obligor not in excess of $250,000, individually or in the aggregate with all such other proceeds during any Fiscal Year of the Borrower) shall be paid to the Lender within one hundred and eighty (180) days following receipt thereof by Obligor as a repayment of principal Indebtedness, unless such amount in excess of $250,000 is used by the applicable Obligor to repair the damaged asset or acquire a replacement asset within one hundred and eighty (180) days of the date of such receipt of such insurance proceeds.

7.	Prepayment

Provided no Default or Event of Default has occurred and is continuing, the Borrower shall have the right to prepay all or any part of the principal Indebtedness outstanding at any time by provision of thirty (30) days’ prior written notice to the Lender and payment of the greater of: (i) the Interest Rate Differential, and (ii) three (3) months’ interest on the amount of principal Indebtedness being prepaid at at the Interest Rate per annum calculated as aforesaid; provided however, that any partial prepayment shall in no way release the Borrower from its obligation to make any payments required pursuant to the provisions of this Agreement or any other Loan Document.

8.	Pre-Authorized Payment

All sums to be paid by the Borrower to the Lender pursuant to this Agreement and the other Loan Documents, whether for principal, interest or otherwise, shall be paid to the Lender by way of pre-authorized withdrawal. On or prior to the date of the Advance the Borrower shall provide the Lender with an executed pre-authorized debit form to allow the Lender to charge all the payments due and payable under this Agreement and the other Loan Documents.

9.	No Obligation to Advance

Notwithstanding anything to the contrary contained herein or any other Loan Document, the Lender shall be under no obligation to make any advance or re-advance with respect to the Loan or to renew the Promissory Note given by the Borrower to the Lender or to provide any credit contemplated herein, the same always being in the sole, absolute, unfettered and arbitrary discretion of the Lender.

10.	Fees

The Borrower shall pay to the Lender, on or prior to the date of the Advance the Commitment Fee (less any non-refundable upfront portion of the Commitment Fee, which has been previously paid by the Borrower prior to the date of the Advance as acknowledged received by the Lender).

11.	Security

As security for the payment of the Indebtedness and the due observance and performance by the Obligors of the obligations hereunder and under the other Loan Documents to be observed and performed, the Obligors agree to execute and deliver, or cause to be executed and delivered as applicable to the Lender first ranking Security, subject to the Operating Lender Intercreditor Agreement, which includes the following documents in favour of the Lender, all in form and substance satisfactory to the Lenders and subject only to Permitted Liens:

(a)

security in favour of the Lender on all present and future Property of each Obligor (other than freehold and leasehold real Property) in the form of a general security agreement, hypothec on a universality of all Property, security over Intellectual Property, assignment of insurance, assignment of material contracts and/or other documents appropriate for the type of Property and the jurisdictions in which Property and/or the Obligor as applicable is located;

(b)

security in favour of the Lender on all present and future freehold and leasehold owned Property of each Obligor where such Property is located in Canada in the form of a fixed charge over all freehold and leasehold real property, real property mortgage and/or other documents appropriate for the type of Property and the jurisdictions in which Property is located;

(c)	pledges of all Equity Interests of the Obligors that are owned by the Obligors from time to time;

(d)	pledges of Equity Interests of Persons other than the Obligors that are owned by the Obligors (other than the Parent) from time to time;

(e)

unconditional guarantees and indemnities by each of the Obligors, other than the Borrower, of the Indebtedness of the Borrower which shall be unlimited except for limits specified in the respective guarantees and indemnities to reflect Applicable Law;

(f)	landlord waivers and inter-creditor agreements as may be required by the Lender, including without limitation the Operating Lender Intercreditor Agreement;

(g)	a debt service deficiency agreement from the Obligors requiring such Obligors to cure any deficiency in the financial covenants required by this Agreement;

(h)	an intercompany postponement and assignment of creditors’ claims and postponement of Security from each of the Obligors as required by the Lender from time to time;

(i)

a certificate of insurance/binder letter showing the Lender as first loss payee/mortgagee and additional insured (subject to the Operating Lender Intercreditor Agreement), which shall include Standard Mortgage Clause provisions; and

(j)	such other Security as may be required by the Lender from time to time.

The Obligors will from time to time at their expense duly authorize, execute and deliver to the Lender such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits granted or intended to be granted to the Lender for Security and of the rights and remedies therein granted to the Lender, including without limitation, the filing of financial statements or other documents under any Applicable Law with respect to the liens created thereby. Unless prohibited by Applicable Law, the Obligors authorize the Lender to file any such financing statement or similar documents without the signature of the applicable Obligor.

The Obligors acknowledge that changes to Applicable Law may require the execution and delivery of different forms of documentation and accordingly the Lender shall have the right to require that the Security be amended, supplemented or replaced (and the Obligors shall duly authorize, execute and deliver to the Lender on request any such amendment, supplement or replacement with respect to the Security to which any Obligor is a party): (i) to reflect any change in Applicable Law, whether arising as a result of statutory amendments, court decisions or otherwise; or (ii) to facilitate the creation and registration of appropriate forms of security in all applicable jurisdictions.

If at any time any Obligor, other than the Parent, owns or acquires any Equity Interest in a Person that is not a wholly owned Subsidiary, the Borrower shall cause the delivery of a pledge of that Equity Interest as part of the Security, the delivery of any certificates representing the Equity Interest with endorsements executed in blank and the taking of other steps that the Lender requires to perfect the Security relating to the Equity Interest.

Each Obligor shall, immediately on receipt, deliver to the Lender, certificates representing all Equity Interests of other Obligors and, in the case of each Obligor that is not the Parent) other Persons in which it owns Equity Interests that it acquires after the date that Equity Interests of the Obligors or other Persons (if any) are first delivered as part of the Security, together with endorsements executed in blank relating to those certificates (or if certificates in respect of such Equity Interests are not available, take such other steps to perfect the Security relating to such Equity Interests as the Lender requires).

Each Obligor shall, immediately on the acquisition of any freehold or leasehold real property located in Canada or any Intellectual Property, grant to Lender, a fixed charge over that real property or a security interest in that Intellectual Property as part of the Security and cause the delivery of such legal opinions and other supporting documents reasonably required by the Lender.

The Obligors, in consultation with the Lender, and as directed by the Lender in the case of any uncertainty:

(a)

concurrently with the execution of any document forming part of the Security, arrange to register, file or record the document and/or, if applicable, financing statements or other prescribed statements in respect of the document, obtain agreements of other Persons and take other actions, as may from time to time be necessary or desirable in perfecting, preserving or protecting the Security, wherever such registration, filing, recording, agreement or other action may be necessary or desirable;

(b)

whenever necessary or desirable, arrange to renew or amend existing registrations, filings and recordings and make additional registrations, filings and recordings and take other actions as are necessary or desirable to maintain the Security as valid and effective security with the priority required by this Agreement; and

(c)

cause documents, including title insurance policies, opinions of counsel and other supporting documents satisfactory to the Lender, to be delivered to the Lender evidencing the action taken and confirming that the provisions of this Section have been complied with.

12.	Additional Obligors

If at any time

(a)	the Borrower owns, establishes or acquires a Subsidiary that is wholly owned by the Borrower directly or indirectly, or

(b)

without limiting (a) above, the outstanding principal amount of the Loan is equal to or greater than Thirteen Million Dollars ($13,000,000.00) and the Parent directly or indirectly, owns, establishes or acquires a Subsidiary (other than the Borrower and its Subsidiaries) which carries on business in North America the same as, similar to or related to the Business (the “Parent Subsidiary Guarantees”),

then the Borrower, or the Parent as applicable, shall immediately cause such Subsidiary to (i) become an Obligor and adopt this Agreement by delivering an agreement in the form of Schedule “D” (Agreement of New Obligor Supplement to Credit Agreement) so as to be bound by all of the terms applicable to Obligors as if it had executed this Agreement as an Obligor and (ii) deliver a guarantee and indemnity and all other Security, supporting resolutions, certificates and opinions in respect of such Subsidiary and Security, in form and substance satisfactory to the Lender, and comply in all other respects with Section 11. For the purposes of this Agreement, “wholly-owned” shall include any Subsidiary that is wholly owned except for Equity Interests required by Applicable Law to be held by directors of the Subsidiary. The Borrower or the Parent, as applicable, shall also deliver or cause the delivery of a pledge of all of the Equity Interests of the new Subsidiary as part of the Security, deliver any certificates representing the Equity Interests with endorsements executed in blank and take other steps that the Lender requires to perfect the Security relating to the Equity Interests. For clarity, the Parent Subsidiary Guarantees shall not limit and shall be in addition to any guarantees required under paragraph (a) above.

Nothing in this Section 12 that contemplates the Obligors or the Parent owning, establishing, acquiring or transferring Property, Equity Interests or Subsidiaries shall in any way modify any restriction on doing so elsewhere in this Agreement.

13.	Conditions Precedent

Subject to the reservation to the Lender of discretion not to advance the Loan as hereinbefore provided, the Advance shall be conditional upon satisfactory evidence given to the Lender and its counsel as to compliance with the following conditions:

(a)

The Lender shall have received this Agreement, the other Loan Documents (including any necessary consents or subordinations of third parties as may be required by the Lender) and all other documentation related hereto and thereto duly executed by the Obligors and in form and substance satisfactory to the Lender and its legal counsel, acting reasonably.

(b)

The Lender shall have first ranking security over all Property of the Obligors pursuant to the Security subject only to the Operating Lender Intercreditor Agreement and the Loan Documents shall have been registered, recorded or filed in all jurisdictions deemed necessary by the Lender and its legal counsel.

(c)

The Lender shall have received payment in full from the Borrower of all reasonable fees and out of pocket expenses payable to the Lender which have become due (including all reasonable fees and disbursements of legal counsel to the Lender) and the Lender shall have received payment in full from the Borrower the balance of the Commitment Fee.

(d)	The Borrower shall have delivered to the Lender a duly executed pre-authorized debit form as required pursuant to Section 8 hereof.

(e)

The Lender shall have received certificates representing all Equity Interests pledged pursuant to the Security and endorsements executed in blank relating to those certificates to the extent that such Equity Interests are evidenced by physical certificates.

(f)	The Lender shall have received timely notice of the Advance as required hereunder.

(g)

At the Lender’s discretion, the Lender shall have received from all of the secured creditors who have registered against an Obligor pursuant to the PPSA appropriate discharges or acknowledgments in favour of the Lender, in a form acceptable to the Lender, specifying the collateral which is the subject matter of such registration in its favour, and confirming that such secured creditor will not take any new security which ranks or purports to rank ahead of the Security pursuant to such registration.

(h)

The Lender shall have received evidence to the satisfaction of the Lender that the Borrower has secured a firm commitment from the Operating Lender in respect of the Operating Lender Indebtedness and the Operating Lender and the Lender shall have executed and delivered the Operating Lender Intercreditor Agreement.

(i)

The Lender shall have completed to its satisfaction (at its sole and absolute discretion) its due diligence of the Obligors and the Autopro Acquisition and be reasonably satisfied with, without limitation: (i) the organizational, legal, management and capital structure of the Obligors, (ii) the nature and status of all insurance, material contracts, material contractual obligations, securities, labour, tax, employee benefit (including pension plan), regulatory and environmental and health and safety matters, (iii) the structure, steps in connection with and tax effect of any transactions contemplated by this Agreement, (iv) anti-money laundering due diligence in respect of the Obligors, and (v) any other matters involving or affecting any Obligor as is required to be disclosed in this Agreement as at the date of the Advance, and in connection therewith, the Lender shall have received true and complete copies of all relevant documents relating thereto.

(j)	The Lender shall have received:

(i)	a certified copy of the duly executed Autopro Purchase Agreement and documents contemplated thereby; and

(ii)

a certified copy of a duly executed copy of each of the final definitive purchase documents, in addition to the Autopro Purchase Agreement, that are reflected and contemplated in the Autopro Purchase Agreement as necessary or required to effect the Autopro Acquisition.

(k)

Save for payment of the purchase price under the Autopro Purchase Agreement, all conditions precedent to the Autopro Acquisition in favour of the Borrower in the documents referred to in Section 13(j) above shall have been satisfied (without waiver of any condition precedent to the Autopro Acquisition that is or could be materially prejudicial to the Lender).

(l)	At or prior to the time the Advance is to be made, no Default or Event of Default, shall have occurred and be continuing.

(m)	The Lender shall have received copies of all Leases between the Obligors and its landlords in respect of the premises operated by it and the Lender shall be satisfied with them in its sole discretion.

(n)

The Lender shall have received agreements for the benefit of the Lender from landlords of leased Premises designated by the Lender in which any Obligor carries on business and from counterparties to material contracts and material permits designated by the Lender.

(o)

The Borrower shall have delivered or cause to be delivered to the Lender, as requested by the Lender, all documentation and other information required under Anti-Terrorism Laws by any Governmental Authority including, without limitation, “know your customer” rules and regulations.

(p)

The Borrower shall have delivered to the Lender independent third party appraisals of the Obligors’ owned real Property and equipment (including all owned real Property and equipment acquired pursuant to the Autopro Acquisition) in form satisfactory to the Lender and its solicitors indicating a fair market value of the owned real Property and equipment satisfactory to the Lender.

(q)	The Borrower shall have delivered to the Lender and its solicitors in form and substance satisfactory to the Lender, acting reasonably:

(i)

a certificate of each Obligor, certifying as to its constating documents and bylaws (copies of which shall be attached to such certificate), a list of its officers and directors with specimens of the signatures of those who are executing Loan Documents on its behalf, and the corporate or equivalent proceedings taken to authorize it to execute, deliver and perform its obligations under the Loan Documents and such other corporate information as the Lender may reasonably require;

(ii)

a certificate of status, compliance, good standing or similar certificate for the jurisdiction of incorporation of each Obligor and for each jurisdiction where any such Obligor carries on business or where registrations or filings in relation to the Security made by that Obligor have been effected;

(iii)

currently dated opinions, addressed to the Lender and Lender’s counsel in form and substance satisfactory to the Lender and Lender’s counsel, acting reasonably, from Canadian counsel to the Obligors opining to such matters as the Lender or its solicitors may require; and

(iv)	such additional supporting documents as the Lender or its counsel may reasonably request.

(r)	The Borrower shall not be in default under any other loan obligations.

(s)	The Lender shall have received certificates of insurance or other evidence that the covenants and conditions of the Loan Documents concerning insurance coverage are being complied with.

(t)

The Lender must have received title insurance policies, or binding commitments to issue title insurance policies, in respect of the Security to the extent it includes specific charges of real property, containing endorsements reasonably required by the Lender and subject only to title qualifications that the Lender reasonably considers acceptable.

(u)

The Lender must have received a report of Intech Risk Management Inc. arising from its review of all insurance related matters relating to the Obligors and the Lender must be satisfied that all deficiencies identified in the report have been addressed in accordance with the recommendations in the report.

(v)	The Lender shall have received a Compliance Certificate for the period ended April 30th, 2019.

(w)	The Obligors shall have delivered to the Lender a certificate signed by an authorized officer of each Obligor to the effect that as at the date of the Advance:

(i)	all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct;

(ii)	nothing has occurred nor has any fact become known of which the Lender was not previously aware which would reasonably be expected to have a Material Adverse Effect;

(iii)	all conditions contained in this Agreement and the other Loan Documents to be observed or performed by the Obligors have been observed or performed;

(iv)	immediately after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default will exist or be continuing.

(x)

All necessary governmental and third party consents and approvals necessary in connections with this Agreement and the transactions contemplated hereby shall have been obtained (in form and substance reasonably acceptable to the Lender) and shall remain in effect. All applicable government filings shall have been made and all applicable waiting periods shall have expired without in either case any action being taken by any competent authority; and no law or regulation shall be applicable in the judgement of the Lenders that restrains, prevents or imposes materially adverse conditions upon this Agreement or the transactions contemplated hereby.

(y)

The Lender must have received consents that are required from the directors, shareholders, partners or members of the Obligors, either in connection with the pledges of Pledged Securities or in connection with any disposition of the Pledged Securities upon enforcement of the Security.

(z)	The Advance hereunder shall have occurred no later than August 7, 2019.

(aa)

The Borrower shall have acknowledged that a Change in Control without the Lender’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, shall constitute an Event of Default, unless the Indebtedness is repaid in full, subject to the prepayment provisions hereunder, in connection with a Change in Control.

(bb)

The Lender shall have received and reviewed from the Borrower, to its satisfaction (i) audited consolidated financial statements for the fiscal period ended July 31, 2018, and (ii) the internally prepared consolidated interim financial statements for the most recent quarter ended April 30, 2019.

(cc)	No other event shall have occurred that, in the Lender’s sole discretion, has had or could have a Material Adverse Effect.

The terms and conditions stated in this Section 13 are inserted for the sole benefit of the Lender and may be waived by the Lender in whole or in part and with or without terms or conditions in respect of the Advance.

14.	Affirmative Covenants

Until the Indebtedness has been repaid in full and this Agreement terminated, each Obligor (unless otherwise indicated) covenants and agrees that they shall:

(a)

Duly and punctually pay and perform its Indebtedness, liabilities and obligations hereunder and under the other Loan Documents to which it is a party at the times and places and in the manner required by the terms hereof.

(b)	Maintain its corporate existence and do all such acts as are required in order to permit it to legally carry on its business.

(c)

Carry on and conduct the business of the Obligors in a proper and efficient manner without allowing or causing any material change to the Business as currently conducted (subject to the Autopro Acquisition).

(d)	Use the proceeds of the Loan only for purpose stipulated herein.

(e)	Cause the indefeasible repayment of the Autopro Acquisition Promissory Notes in full and the release and discharge of any of the security granted thereto.

(f)	Perform, observe and comply at all times with the covenants, terms, conditions, stipulations and provisos of the Loan Documents.

(g)	Fully and effectually maintain and keep maintained the Security as valid and effective perfected security at all times.

(h)

Repair and keep in repair and good order and condition all buildings, erections, machinery and other plant and equipment and appurtenances thereto, the use of which is necessary or advantageous in connection with its business, up to a modern standard of usage and maintain the same consistent with the best practice of other corporations having similar undertakings; renew and replace all and any of the same which may be worn, dilapidated, unserviceable, obsolete, inconvenient or destroyed or may otherwise require renewal or replacement and at all reasonable times allow the Lender or its representative access to its premises in order to view the state and condition the same are in and in the event of any loss or damage thereto or destruction thereof, the Lender may give notice to an Obligor to repair, rebuild, replace or reinstate within a time to be determined by the Lender and to be stated in such notice and upon such Obligor failing to so repair, rebuild, replace or reinstate within such time, such failure shall constitute default hereunder, and will keep all of its assets in good condition and repair and maintain and replace as required according to the nature thereof.

(i)

Keep in good repair and free from all Liens of any nature whatsoever any and all Property which are now or which may in the future be used either directly or indirectly in the operation of an Obligor’s business.

(j)

Duly and punctually pay all debts and obligations to or on behalf of or in respect of workmen, employees and others which, if unpaid, might under Applicable Law have priority over the Security or any part thereof.

(k)	Promptly pay the full amount of:

(i)	any reasonable charges by or expenses of the Lender in inspecting, protecting or valuing an Obligor’s Property;

(ii)

all costs, fees, disbursements, charges and expenses which have been or may be incurred by the Lender in negotiating the Loan and the Loan Documents; in investigating or perfecting title to an Obligor’s Property and the capacity of the Obligors to enter into deliver and perform the Loan Documents to which it is a party; in preparing and registering the Security, and all documents incidental or collateral hereto; in advancing any portion of the monies secured under the Security, in taking, recovering and keeping or attempting to procure possession of the Obligors’ assets or any part thereof; in enforcing or attempting to enforce the Personal remedies or any other remedies available under the Security; in collecting or attempting to collect any of the monies secured under the Security; in realizing or attempting to realize on any Security collateral hereto; in any foreclosure or other proceedings, judicial or otherwise, to protect an Obligor’s assets or to realize on the Security or any part thereof; or in connection with any receivership and if a solicitor is retained in connection with any of the foregoing, such solicitor’s fees and disbursements shall be paid on a solicitor and his own client basis and, at the option of the Lender, on the basis of a lump sum bill; and if any other professional Person or firm is retained or employed such Person’s or firm’s fees shall be paid on the basis of his or its normal professional charges; and

(iii)	all other reasonable costs and expenses of the Lender incurred in connection with the Loan.

(l)

Pay or cause to be paid all sums that become due by an Obligor to any Person, including pursuant to the Operating Lender Loan and Security Documents, subject to the obligation of the Borrower to make payments to the Lender hereunder.

(m)	Pay or cause to be paid all Taxes as and when the same become payable and upon request produce to the Lender receipts thereof.

(n)	Make or cause to be made all payments required pursuant to any Lien which has priority to any of the Security.

(o)

Insure and keep insured its Property against fire, business interruption and other perils, placed with such insurers and with such coverage and against such loss or damage to the full insurable value of such Property without co-insurance to the extent insured against by comparable corporations engaged in comparable businesses. Each Obligor shall pay or cause to be paid all premiums necessary to maintain all such insurance policies in good standing as such premiums become due and payable. Each insurance policy shall name the Lender as a first loss payee/first mortgagee and an additional insured and will provide for a minimum of thirty (30) days prior written notice to the Lender of cancellation or lapse and be acceptable to the Lender.

(p)

Maintain public liability insurance with financially sound and reputable insurance companies as is usual for Persons conducting businesses similar to the Obligors’ and as is acceptable to the Lender and its solicitors and provide proof of same to the Lender.

(q)

Forthwith upon request furnish at its own expense, a certificate of a competent appraiser or other competent Person selected by the Lender as to the sufficiency or otherwise of any insurance and as to the type and amount thereof.

(r)	Provide upon request any information, whether financial or otherwise, which the Lender may require from time to time.

(s)	Keep all of its Property used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted.

(t)

At all times maintain proper records and books of account and therein make true and correct entries of all dealings and transactions relating to its business and, if requested by the Lender, will make the same available for inspection by the Lender or any agent of the Lender upon reasonable notice during normal business hours. Each Obligor shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements and other financial information in accordance with IFRS.

(u)	Provide copies of all financial reporting and correspondence provided to and from all other lenders and investors of the Obligors, including without limitation the Operating Lender.

(v)

Permit the Lender through its officers, employees, representatives or through any consultants (including accountants and management consultants) retained by it, upon request, to have reasonable access during normal business hours and from time to time, to any of the Obligors’ premises and to any records, information or data in its possession so as to enable the Lender to ascertain such Obligor’s financial condition, operations or state of its Property, and will permit the Lender to make copies of and abstracts from such records, information or data and will, upon request of the Lender, deliver concurrently to the Lender copies of such records, information or data. The cost of all such inspections shall be borne by the Borrower.

(w)	Comply in all material respects with all Applicable Laws.

(x)

Comply in all material respects with the requirements of any Environmental Law applicable to it or its Property. Each Obligor agrees to use its commercially reasonable efforts to forthwith rectify any Release of any Hazardous Materials from any real Property owned or leased by any Obligor and to comply with any and all orders issued by any Governmental Authority with respect to Environmental Laws.

(y)	Give to the Lender prompt and immediate notice of:

(i)

any official notice of any violation, non compliance or claim made by any Governmental Authority pertaining to all or any part of the Property of any Obligor which could reasonably be expected to have a Material Adverse Effect;

(ii)

any event which constitutes a Default or Event of Default under any of the Loan Documents together with particulars in reasonable detail specifying the nature thereof and the steps being taken to cure such default or event of default;

(iii)	any other event, development or condition which may reasonably be expected to have a Material Adverse Effect, or of any material loss, destruction or damage to its Property; or

(iv)	any statement of claim, petition or writ or other court process, or distress or seizure that may affect an Obligor.

(z)	Pay all statutory payroll source deductions when due and shall immediately advise the Lender of any source deductions that are unremitted.

(aa)	On request by the Lender, the Obligors shall give Canada Revenue Agency and other Governmental Authority written authorization to disclose to the Lender the status of any priority claims.

(bb)	Provide such additional Security and documentation from each new Subsidiary as may be required by the Lender from time to time, acting reasonably.

(cc)

Promptly cure or cause to be cured any defects in the execution and delivery of any of the Loan Documents or any defects in the validity or enforceability of any of the Security and at their expense, execute and deliver or cause to be executed and delivered, all such agreements, instruments and other documents as the Lender may consider necessary or desirable for the foregoing purposes.

(dd)

Each Obligor acknowledges and confirms that, pursuant to Anti-Terrorism Laws, the Lender and its Affiliates may be required to obtain, verify and record information regarding (i) any Obligor and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of any Obligor, and (ii) the transactions contemplated under this Agreement. Each obligor shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Lender or its Affiliates, or any prospective assignee or participant of the Lender, in order to comply with any applicable Anti-Terrorism Laws, whether now or hereafter in existence. The Obligors shall indemnify the Lender for its costs and out of pocket expenses, including reasonable legal fees and court costs, in respect of any investigation or other matter arising under applicable Anti- Terrorism Laws.

(ee)	Each Obligor shall protect, defend and maintain the validity and enforceability of all trademarks, patents, copyrights, designs and each item of the Intellectual

Property in which it has an interest material to the Business, and use its commercially reasonable efforts to defend any infringements of such trademarks, patents, copyrights or designs of which it has received notice and promptly advise the Lenders in writing of same to the extent it would reasonably be expected to have a Material Adverse Effect if determined adversely.

(ff)

Canadian Benefit Plans. Each Obligor shall comply with and perform all of its obligations under and in respect of each Canadian Benefit Plan, including under any funding agreements and all Applicable Laws (including any fiduciary, funding, investment and administration obligations). All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Benefit Plan shall be paid or remitted by each Obligor in a timely fashion in accordance with the terms thereof (including any funding agreements and all Applicable Laws). The Borrower shall deliver to the Lender notification within thirty (30) days of any increases having a cost to any Obligor in excess of $250,000 per annum in the aggregate, in the benefits of any existing Canadian Benefit Plan, or the establishment of any new Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Obligor was not previously contributing.

(gg)

ERISA. Each Obligor shall furnish to the Lender (a) as soon as possible, and in any event within two (2) Business Days after any executive officer of an Obligor has knowledge that (i) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the obligor, setting forth on behalf of such Obligor details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed of such Reportable Event given to the PBGC, or (ii) a failure to satisfy the minimum funding standard (within the meaning of Section 412 of the IRC or Section 302 of ERISA) has occurred with respect to a Plan or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the IRC with respect to a Plan, a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate or partially terminate a Plan, a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or any such Obligor or ERISA Affiliate has incurred or is reasonably expect to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, a statement of an executive officer of the Obligor, setting forth details as to such event and the action the applicable Obligor proposes to take with respect thereto, (b) promptly upon reasonable request of the Lenders, copies of each annual and other report with respect to each Plan subject to Title IV of ERISA and (c) promptly after receipt thereof, a copy of any notice any Obligor or ERISA Affiliate may receive from the PBGC relating to the PBGC’s intention to terminate any Plan or to appoint a trustee to administer any Plan.

15.	Negative Covenants

Until the Indebtedness is repaid in full and this Agreement is terminated, each Obligor covenants and agrees that it will not, unless compliance therewith shall have been waived in writing by the Lender:

(a)

Enter into any transaction or series of related transactions (whether by way of amalgamation, merger, wind-up, consolidation, reorganization, reconstruction, continuance, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, properties, rights or assets would become the property of any other Person or, in the case of amalgamation or continuance, of the continuing corporation resulting therefrom, unless: (i) the applicable Obligor provides the Lender with thirty (30) days prior written notice of its intention to enter into such transaction or series of transactions, (ii) the successor entity agrees to become bound by this Agreement and other applicable Loan Documents, (iii) the Lender has received a certification from the Borrower correctly stating that no default or event of default under any Loan Document has occurred and is continuing at such time and that the Obligors are otherwise in compliance with this Agreement both immediately before and immediately following completion of such transaction or series of transactions (iv) the continuing corporation assumes the amalgamating corporations obligations under the Loan Documents pursuant to an agreement in form and substance satisfactory to the Lender (v) the Lender continues to hold immediately after giving effect to thereto the Security required hereunder on a first priority basis, subject only to the Operating Lender Intercreditor Agreement and the surviving amalgamated corporation shall immediately take whatever steps and deliver whatever documents (including opinions of counsel satisfactory to the Lender) as are reasonably required to ensure that the Lender’s position is not adversely affected as a result of such amalgamation, including with respect to the Security.

(b)

Cause or permit any Change in Control of an Obligor, or any change in such Obligor’s business or operations without the Lender’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, unless the Indebtedness is repaid in full, subject to the prepayment provisions hereunder, in connection with a Change in Control.

(c)

Create, assume, incur or suffer to exist any Lien in or upon any of its Property except for Permitted Liens and, subject to the Operating Lender Intercreditor Agreement, suffer to exist any Lien (including any Permitted Lien) in or upon any of its Property ranking prior to or pari passu to any Liens granted to the Lender pursuant to the Security. The Obligors and the Parent shall not create, assume, incur or suffer to exist any Lien in or upon any of its present and future freehold Property located in the United States.

(d)	Permit the Operating Lender Indebtedness to exceed the Operating Lender Loan Limit.

(e)

Make or agree to make any amendment whatsoever to the Operating Lender Loan and Security Documents or agree to enter into any other agreement with the Operating Lender or any of the Vendors relating to the incurrence of Debt or the creation of security, without the prior written consent of the Lender, which consent will not be unreasonably withheld, conditioned or delayed.

(f)

Make any payments or transfer any of their undertaking, Properties, rights or assets to any Person without due consideration which in any manner diverts, or results in could result in the diversion of, assets and/or opportunities of an Obligor to such other Person.

(g)

Maintain any lock boxes, deposits, operating or other bank accounts unless such lock boxes, deposits and operating and other bank accounts are maintained with the Operating Lender as disclosed hereunder.

(h)	Subject to paragraphs (i) and (j) below, reduce its capital or make any Disposition other than a Permitted Disposition.

(i)	Except for the Parent, redeem or purchase any of its present or future outstanding Capital Stock or otherwise retire or pay off any such Capital Stock.

(j)

Make or receive any payment whatsoever under any shareholder loans including any interest thereon except with the express prior written consent of the Lender, which consent will not be unreasonably withheld, conditioned or delayed.

(k)

Do or suffer anything to be done whereby any policy or policies of insurance maintained by the Obligors may become vitiated, and will pay all premiums and sums of money necessary for such purposes as the same shall become due; if an Obligor shall fail to insure or cause to be insured all of its assets or any part thereof, or to pay or cause to be paid the premiums with respect to such insurance or to deliver the policies or contracts as aforesaid or if the Lender receives notice of the intended cancellation of any such policy or contract, the Lender shall be entitled to insure all of its assets, provided however that the Lender shall not be bound to insure all of its assets or, in the event of insuring all of its assets to insure any other than the interest of the Lender only, or to see to the payment of the premiums on any policy or be liable or responsible for any loss arising out of any defect in any policy or failure of any insurance company to pay for any loss thereunder.

(l)	Except for Parent, make a loan to or investments in any Person other than in the ordinary course of an Obligor’s business.

(m)

Lend any amount to any shareholder, director or officer of an Obligor or Person whose relationship to them is non-arms-length as that term is defined in the Income Tax Act (Canada) or lend any amount to any other Person, firm or corporation other than in the ordinary course of an Obligor’s business.

(n)	Carry on any business other than the Business and activities or businesses incidental or ancillary thereto.

(o)	Surrender its certificate of incorporation, voluntarily wind up its business or take any other steps toward discontinuance of its business.

(p)	Change its present fiscal year from December 31 (“Fiscal Year”).

(q)	Change its name without giving the Lender 30 days prior written notice.

(r)

Change the jurisdiction of organization or move its registered office, principal place of business or chief executive office outside of the jurisdiction in which it was located as at the date of this Agreement or the date of its acquisition or creation, as the case may be, without giving the Lender 30 days prior written notice.

(s)	In the case of the Canadian Obligors not permit any of their Property having a market value or cost which exceeds $250,000 in aggregate to be situated in any jurisdiction other than as set out in respect of such Canadian Obligor in Schedule “F” in each case, without the prior written consent of the Lender, which consent will not be unreasonably withheld, conditioned or delayed.

(t)	Destroy any of its financial records.

(u)	Enter into any contract or arrangement of any nature or kind which may materially adversely affect the Obligors’ Property and the Liens created under the Loan Documents.

(v)

Incur or repay any Debt, other than (i) pursuant to or as otherwise expressly permitted under this Agreement, (ii) payments under the Permitted Liens or any arm’s length trade debts, obligations or other liabilities incurred in the ordinary course of business, or (iii) Permitted Distributions.

(w)

Violate any Anti-Terrorism Laws or engage in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibition set out in any Anti-Terrorism Law.

(x)

Directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as underwriter, advisor investor or otherwise).

(y)

Canadian Pension Plans and Benefit Plans. (i) establish, assume an obligation to contribute to, maintain, participate in or sponsor a Canadian Pension Plan or provide or promise a pension benefit for its employees pursuant to a Canadian Pension Plan, (ii) fail to make full payment when due of all amounts which, under the provisions of any Canadian Benefit Plan, any agreement relating thereto or Applicable Law, it is required to pay as contributions thereto, and (iii) acquire an interest in any Person if such Person contributes to, maintains, participates in or sponsors, or at any time in the six-year period preceding such acquisition has contributed to, maintained, participated in or sponsored to any Canadian Pension Plan.

(z)

ERISA Restrictive Covenants. Engage in a “prohibited transaction”, as defined in Section 406 of ERISA or Section 4975 of the IRC, with respect to any Plan or Multiemployer Plan or knowingly consent to any other “party in interest” or any “disqualified Person”, as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the IRC, respectively, engaging in any “prohibited transaction”, with respect to any Plan or Multiemployer Plan, or permit any Plan to fail to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 of the IRC), unless such failure shall have been waived in advance by the Internal Revenue Service, or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Obligor pursuant to Section 4068 of ERISA, or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan, or engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA, or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of any Obligor pursuant to Section 303(k) of ERISA or Section 430(k) of the IRC.

(aa)	Make any Distribution, other than a Permitted Distribution.

(bb)	Do any other act that by the terms of this Agreement or any other Loan Document it is not permitted to do.

16.	Financial Covenants

During the term of this Agreement, the Borrower covenants with the Lender to maintain at all times (but tested on a rolling four quarter consolidated basis):

(a)	A ratio of Total Funded Debt to EBITDA equal to or less than:

(i)	3.50:1 for the time period from the date of the Advance under this Agreement until the second year anniversary of the Advance under this Agreement; and

(ii)	3.00:1 for all times thereafter.

(b)	A ratio of Debt Service Coverage equal to or greater than:

(i)	1.30:1 for the time period from the date of the Advance under this Agreement until the first year anniversary of the Advance under this Agreement;

(ii)	1.40:1 for the time period from the first year anniversary of the Advance under this Agreement until the second year anniversary of the Advance under this Agreement; and

(iii)	1.50:1 for all times thereafter.

(c)

If the Debt Service Coverage is less than 2.25:1, net of any Permitted Distributions, any Permitted Distributions consisting of profit-sharing or corporate distribution payments shall be suspended and/or held in arrears.

17.	Reports

The Borrower shall, in a form and manner prescribed by the Lender (which may include by fax and/or e-mail), deliver to the Lender the following, signed by a senior officer of the Borrower all in form, scope and substance acceptable to the Lender, acting reasonably:

(a)

Audited Financial statements of the Borrower (on a consolidated basis) within one hundred and twenty (120) days of the end of the Fiscal Year, along with a report showing calculations of financial covenants and a Compliance Certificate signed by an officer of the Borrower;

(b)

Unaudited consolidated financial statements of the Borrower within sixty (60) days of the end of each fiscal quarter, along with a report showing calculations of financial covenants, a Compliance Certificate and a comparison to budget and the same period for the year previous signed by an officer of the Borrower is to be included with the reporting package;

(c)

As soon as practicable and in any event within thirty (30) days prior to the end of each Fiscal Year of the Borrower, the Borrowers shall deliver to the Lender copies of monthly operating budget for the coming Fiscal Year;

(d)

As soon as practicable and in any event not later than thirty (30) days after they are prepared, the Borrower shall deliver all actuarial reports, accounting statements, financial statements and other materials in respect of any Pension Plan, whether or not they are filed with any pension regulator;

(e)

Promptly upon request, an appraisal of the Chattels by an accredited appraiser acceptable to the Lender prepared on an “orderly liquidation in-place” basis all in form, scope and substance acceptable to the Lender;

(f)

Forthwith, upon receipt any notice from, or the taking of any other action by, any Person to whom any Obligor owes indebtedness in an amount in excess of $250,000 or any party to a material contract, in each case with respect to an actual or alleged default, together with particulars in reasonable detail specifying the notice given or other action taken by such Person and the nature of the claimed default and what action the applicable Obligor is taking or proposes to take with respect thereto;

(g)

Forthwith, the particulars in reasonable detail of any event or condition not previously disclosed to the Lender, which violates any Environmental Law and which could potentially result in any fines, penalties and/or liabilities of any member of the Obligors in excess of $250,000, individually or in aggregate, or materially adversely affect the ability of any Obligor to carry on business in the ordinary counsel;

(h)

Forthwith, the particulars of any action, suit, litigation, labour dispute (including under any collective bargaining agreement) or other proceeding which is commenced against it or any other Obligor (and in respect of which such Obligor receives notice or otherwise becomes aware) or, to such Obligor’s knowledge, threatened against it or any other Obligor, where the amount claimed or counter-claimed against it or any other Obligor exceeds or could exceed $250,000 in the aggregate;

(i)

Forthwith, the particulars of any other event, development or condition which may reasonably be expected to have a Material Adverse Effect, or of any material loss, destruction or damage to its Property;

(j)	Forthwith, any notice of default or event of default under the Operating Lender Loan and Security Documents;

(k)	Promptly upon request, such additional financial information with respect to the Obligors as and when requested by the Lender; and

(l)	Forthwith, particulars of any occurrence which constitutes a Default or Event of Default, or of any action, suit or proceeding, pending or to the Obligors’ knowledge threatened against any Obligor.

18.	Representations and Warranties

Each of the Obligors jointly and severally represents and warrants that:

(a)

It is a corporation duly incorporated or amalgamated, organized and validly subsisting under the laws of its governing jurisdiction. Each Obligor has the requisite corporate power and capacity to enter into, execute and deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party all of which have been duly and validly authorized by all necessary corporate proceedings and that the documents hereinbefore referred to have been duly executed and delivered by such Obligor and are in full force and effect and constitute legal, valid and binding obligations of such Obligor and each Obligor has the requisite corporate power to own its properties and assets and to carry on its business as now conducted and is or will be duly licensed or registered or otherwise qualified in all jurisdictions wherein the nature of its assets or the business transacted by it makes such licensing, registration or qualification necessary.

(b)

Each Obligor is in compliance: (i) with all Applicable Laws applicable to it or its property and assets, and (ii) with all indentures, agreements and other instruments binding upon it or its property and assets, except any such non-compliance that individually or in the aggregate, do not, and could not reasonably be expected to, result in a Material Adverse Effect.

(c)

Neither the execution nor delivery of this Agreement, nor any other Loan Document nor the fulfillment of or compliance with the terms and provisions hereof or thereof will contravene any provision of any Applicable Law or result in a material breach of the terms, conditions or provisions of or constitute a default under any agreement or instrument to which an Obligor is now a party or by which any of its property or assets may be bound or affected.

(d)	This Agreement and the other Loan Documents constitutes legal, valid and binding obligations of the Obligors enforceable in accordance with their respective terms.

(e)

There are no pending or, to the Obligors’ knowledge, threatened actions or proceedings before any Court or administrative agency which may materially adversely affect the financial condition or operations of the Obligors.

(f)

The contents of all documents furnished to the Lender by or on behalf of the Obligors to induce the Lender to lend the monies hereunder are true and correct and accurately set out all the facts contained therein.

(g)

All financial information and statements which have been delivered to the Lender are true and accurate and have been prepared in accordance with good and GAAP consistently applied and fairly represent the financial position of the Person or entity which each purports to reflect and the financial position so reflected has not suffered any material adverse change to the date hereof.

(h)

Each Obligor and its Property are not now and shall not be at any time during the time that the Indebtedness remains outstanding, a party to or bound by any contract, agreement or undertaking or subject to any restriction in constating documents or to any other corporate, contractual or Personal restriction or inhibition howsoever imposed that would materially or adversely affect the business, property, assets or financial condition of such Obligor.

(i)

Each Obligor lawfully owns and is lawfully in possession of all of its Property and has a good right and lawful authority to grant, convey, assign, transfer, hypothecate, mortgage, pledge and charge its assets as provided herein and in the Security.

(j)

There are no Liens of any nature or kind in existence or promised which are in any manner capable of becoming registered so as to give priority of same to the detriment of the Security subject to the Operating Lender Inter-Creditor Agreement.

(k)

There are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of Obligor, threatened or affecting any Obligor in any court or before or by any federal, provincial, state or municipal or other governmental department, commission, board, tribunal, bureau or agency, Canadian or foreign, which if determined adversely would have a Material Adverse Effect. There are no outstanding judgments or awards against the Obligors, except as have been disclosed by the Obligors to the Lender in writing.

(l)

There is no fact known to the Obligors which materially or adversely affects or to the extent reasonably foreseeable by the Obligors may in the future materially or adversely affect the business prospects or financial condition of the any of the Obligors or its assets.

(m)	The authorized and issued capital of each Obligor is as set out in the attached Schedule “E”.

(n)

Each of the Obligors owns, or is licensed to use, all trademarks, tradenames, copyrights, patents or other intellectual property material to its business, and the use thereof by the Obligors does not infringe upon the rights of any other Person.

(o)

None of the Obligors or any of them is in default under any of their respective obligations where such default would have a Material Adverse Effect and there are no actions, suits or proceedings, pending or, to the knowledge of Obligor, threatened, against or affecting any of them.

(p)	None of the Obligors is aware of any facts or circumstances that would have a Material Adverse Effect on the value of the collateral secured by the Security.

(q)

As of the date hereof, both before and after giving effect to (a) the financing transactions contemplated hereby (including without limitation the Loan, and the loans pursuant to the Operating Lender Loan and Security Documents) and (b) the payment and accrual of all fees, costs and expenses in connection therewith, each of the Obligors is and will be solvent;.

(r)

Each Obligor has considered the risks associated with private loans and has been informed of the risks involved with this Agreement herein, and the interest charged on the Loan is higher than in normal commercial institutional loans and the Obligors have consulted its legal and financial advisors prior to entering into this Agreement.

(s)	All information furnished by or on behalf of the Obligors in writing to the Lender in connection with this Agreement or any transaction contemplated hereby, is true and correct in all material respects and does not omit any fact necessary in order to make such information not misleading.

(t)	No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

(u)

The Property of each Obligor is located in those jurisdictions as shown in Schedule “F” (or if such Schedule is replaced, such replacement Schedule) and in no other jurisdiction. Set out in Schedule “F” (or if such Schedule is replaced, such replacement Schedule) is (i) the current legal name of each Obligor (including any French and English forms of names) and any former names; (ii) the jurisdiction of formation for each Obligor; and (iii) the address of each Obligor’s chief executive office, registered office and principal place of business.

(v)	All deposit, cash management, treasury and/or other accounts of the Obligors are set forth in Schedule “G” attached hereto.

(w)

Corporate Chart and Subsidiaries. Schedule “H” (or if such Schedule is replaced, such replacement Schedule) correctly sets out the corporate organizational structure of the Obligors (including their respective shareholders and Subsidiaries). Each Obligor does not have any additional Subsidiaries other than those Subsidiaries hereafter created or acquired by any Obligor, as the case may be, after the date hereof as identified in any Compliance Certificate delivered to the Lenders as required hereby.

(x)

Each Obligor has filed all foreign, provincial, state and federal tax returns which are required to be filed and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by it except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

(y)

No Obligor maintains, sponsors or has any obligations to make contributions to a Canadian Pension Plan. All material obligations of the Obligors (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Benefit Plans and the funding agreements therefor have been performed on a timely basis. As of the date hereof, there are no outstanding disputes concerning the assets of any of the Canadian Benefit Plans. No promises of benefit improvements under any of the Canadian Benefit Plans have been made. All employer and employee payments, contributions or premiums required to be made or paid by each Obligor in respect of the Canadian Benefit Plans have been made on a timely basis in accordance with the terms of such plans and all Applicable Laws.

(z)

The only Plan of each of the Obligors as of the date hereof is a 401(k) profit sharing plan, which has been maintained and operated in all material respects in accordance with all Applicable Law, including ERISA and the IRC, and each Plan intended to qualify under section 401(a) of the IRC satisfies the requirements of this Section 7.01(v) in all material respects. No Reportable Event has occurred and the present value of all benefits under all Plans subject to Title IV of ERISA (based on those assumptions used to fund such Plans) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the actuarial value of the assets of such Plans allocable to such benefits. No material liability has been, and no circumstances exist pursuant to which any material liability is reasonably likely to be, imposed upon any Obligor or ERISA Affiliate (i) for any

Withdrawal Liability, (ii) under sections 4971 through 4980I of the IRC, sections 502(i) or 502(l) of ERISA, or Title IV of ERISA with respect to any Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by any Obligor or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, (iii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan, or (iv) with respect to any Plan that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the IRC). Neither any Obligor nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

(aa)

The execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby will not involve any “prohibited transaction” within the meaning of ERISA or the IRC.

(bb)

The execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby will not involve any “prohibited transaction” within the meaning of ERISA or the IRC.

(cc)	The fiscal year of each of the Obligors ends on December 31.

(dd)

No Obligor has guaranteed the obligations of any Person in respect of indebtedness for borrowed money or otherwise save and except for the guarantees in favour of the Lender and the guarantees in favour of the Operating Lender pursuant to the Operating Lender Loan and Security Documents.

(ee)	The Loan established under this Agreement is for the economic benefit of each of the Obligors.

(ff)	No Obligor carries on any business, activity or operation of any kind whatsoever, other than the Business and activities or businesses incidental or ancillary thereto.

(gg)

All policies of fire, liability, workers’ compensation (if required), casualty, flood, business interruption and other forms of insurance owned or held by the Obligors are: (i) sufficient for compliance with all requirements of all Applicable Law and all material contracts to which any Obligor is a party, and for compliance with this Agreement, (ii) are valid, outstanding and enforceable insurance policies, and (iii) provide adequate insurance coverage for the Property and operations of the Obligors in at least such amounts and against at least such risks as are usually insured against in the same general area by Persons of a similar size of operations engaged in the same or a similar business. All such policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. The certificate of insurance delivered to the Lender pursuant to Section 14(o) from time to time contains an accurate and complete description of all policies of insurance owned or held by the Obligors.

(hh)	No Obligor is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an

“investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control”. No Obligor is subject to any other federal or state statute or regulation limiting its ability to incur debt for borrowed money.

(ii)

No Obligor nor any of its Affiliates is in violation of any Anti-Terrorism Laws or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibition set out in any Anti-Terrorism Law.

(jj)

No Obligor nor any of its respective Affiliates is engaged in or has engaged in any course of conduct that could reasonably be expected to subject any of their respective properties to any Lien, seizure or other forfeiture under any racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

(kk)

Each Obligor has obtained, made or taken all authorizations registrations, filings, notices and other actions whatsoever required (collectively, the “Consents”) in connection with the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party and all other agreements or instruments delivered pursuant to such Loan Documents and the consummation of the transactions contemplated by such Loan Documents except any Consents where the failure by any Obligor to obtain any such Consent individually, or in the aggregate, would not have a Material Adverse Effect.

(ll)

All rental and other payments required to be paid by any Obligor pursuant to any and all leases of real Property (“Leases”) have been paid when due, all of the Leases are in full force and effect and no Obligor is in default under any Lease except for any such defaults that individually or in the aggregate, do not, and could not reasonably be expected to, result in a Material Adverse Effect.

(mm)

No Obligor is subject to any judgment, order, writ, injunction, decree, award, or to any restriction, rule or regulation (other than customary or ordinary course restrictions, rules and regulations consistent or similar with those imposed on other Persons engaged in similar businesses) which could reasonably be expected to have a Material Adverse Effect.

(nn)

Except as set forth in Schedule J, (i) the Businesses of the Obligors have been operated in compliance in all material respects with all applicable Environmental Laws and with all permits, licenses and authorizations issued pursuant to Environmental Laws, (ii) none of the Property or operations conducted thereon by any Obligor violates in any material respect any applicable order of any court or Governmental Authority or Environmental Laws, (iii) there are no claims, investigations, litigation or administrative proceedings, whether pending or, to the Obligors’ knowledge, threatened relating to any Contaminants, Releases or other forms of pollution or alleged violation of applicable Environmental Laws (collectively, “Environmental Matters”) that would reasonably be expected to have a Material Adverse Effect, and (iv) each Obligor has no material contingent liability in connection with any Release or, to each Obligor’s knowledge, threatened Release of any Hazardous Materials into the environment.

(oo)	Since the date of the last financial statements delivered to the Lenders pursuant to this Agreement, nothing has occurred nor has any fact become known to any

Obligor of which the Lenders were not previously aware and which would reasonably be expected to have a Material Adverse Effect.

(pp)	The Obligors have full public access to all owned and leased lands and premises upon which their respective Business is conducted.

(qq)

No Obligor nor any of its Affiliates is in violation of any Sanctions or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions.

(rr)

All Taxes (including without limitation source deductions, such as employee income tax deductions, Canada Pension Plan premiums and Employment Insurance premiums and property taxes) are fully paid to date and there are no principal or interest arrears in respect thereof.

(ss)	The Obligors are in compliance with all terms and conditions in respect of any of its Debt.

(tt)

No Obligor nor any of its Affiliates or any director, officer, employee, agent or affiliate of any Obligor or any of its Affiliates is a Person that is, or is owned or controlled by Persons that are (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government, is the subject of Sanctions including, without limitation, currently Cuba, Iran, North Korea, Sudan and Syria.

The representations and warranties contained in this Section shall: (a) survive the execution and delivery of this Agreement and the making of Advance hereunder, regardless of any investigation or examination made by the Lender or its legal counsel and the Lender shall be deemed to have relied upon each of such representations and warranties in making available each Advance hereunder, and (b) be deemed to be repeated by each Obligor as being true and correct in all respects in each Notice of Borrowing and Compliance Certificate delivered by the Borrower as if such representations and warranties had been made by each Obligor on and as of the date of such Notice of Borrowing or Compliance Certificate. For greater certainty, those representations and warranties which are stated herein to be effective as at a specific earlier date as set out in this Agreement shall continue to be true and correct in all respects as of such earlier date.

19.	Events of Default

It is understood and agreed between the parties that the whole of the Indebtedness remaining unpaid at the option of the Lender shall be accelerated and become immediately due and payable and all Security shall become enforceable in each and every of the following events (each an “Event of Default”):

(a)

If the Borrower shall fail to pay any principal or interest of any Indebtedness when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for repayment or prepayment thereof or otherwise and such failure shall continue unremedied for a period of three (3) Business Days.

(b)	If any Obligor shall fail to pay any Indebtedness (other than principal and interest referenced in subsection (a) above), when and as the same shall become due and payable and such failure shall continue unremedied for a period of five (5) Business Days.

(c)	If the Borrower fail to deliver a Compliance Certificate pursuant to this Agreement within twenty (20) Business Days of the date such Compliance Certificate was due pursuant to this Agreement.

(d)

If any representation or warranty made or deemed made by or on behalf of the Obligor in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed to be made.

(e)

If any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 14(b) (with respect to corporate existence of each Obligor), Section 14(y) (Prompt Notice), Section 14(d) (Use of Proceeds), Section 15 (Negative Covenants) or Section 16 (Financial Covenants).

(f)

If any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Sections 19(a), 19(b) and 19(d) above) and such failure shall continue unremedied for a period of thirty (30) Business Days following the earlier of (i) the date upon which the Borrower had knowledge of or becomes aware of any such failure, and (ii) the date that the Lender delivers notice of such failure to the Borrower.

(g)

If any Obligor should default or be in breach of the performance or observance of any part of the covenants, agreements, conditions, warranties or representations on the part of such Obligor to be kept, observed, performed or given under any other agreement whatsoever entered into between any Obligor and the Lender, or should any other Person being a party to this Agreement or to any other Loan Document or other agreement supplemental or collateral hereto fail to carry out or observe any covenant or condition herein or therein on its part to be observed or performed.

(h)

If one or more judgments for the payment of money in a cumulative amount in excess of $250,000 is rendered against any Obligor or any combination of the Obligors and such Obligors have not: (i) provided for its or their discharge in accordance with its terms within forty-five (45) days from the date of entry thereof, provided that if enforcement and/or realization proceedings are lawfully commenced in respect thereof in the interim, such grace period will cease to apply.

(i)

If any Property of any Obligors having a fair market value in excess of $250,000 in the aggregate is seized (including by way of execution, attachment, garnishment, levy or distraint), or any Lien thereon securing Indebtedness in excess of $250,000 in the aggregate is enforced, or such Property has become subject to any charging order or equitable execution of a Governmental Authority, or any writ of execution or distress warrant exists in respect of any Obligors or any of its Property, or any sheriff or other Person becomes lawfully entitled by operation of law or otherwise to seize or distrain upon such Property and in any case such seizure, enforcement, execution, attachment, garnishment, distraint, charging order or equitable execution, or other seizure or right, continues in effect and is not released or discharged for more than forty-five (45) days, provided that if the property is removed from the use of a Obligors, or is sold, in the interim, such grace period will cease to apply.

(j)

If any Obligor shall create or attempt to create any Lien or permit any Lien to be created or arise on any of its Property ranking in priority to or pari passu with any of the Security except as otherwise permitted herein.

(k)

If an Obligor should fail to pay any charges, rents, Taxes, or rates on leasehold property, or other charges of a like nature, or if an Obligor fails to observe and perform any of the covenants, payments or conditions in any lease, license, concession, agreement, mortgage, agreement for sale, charge or encumbrance.

(l)

If this Agreement or any other Loan Document at any time for any reason terminates or ceases to be in full force and effect and a legally valid, binding and enforceable obligation of any Obligor (except, for certainty, where any such agreement is terminated unilaterally by the Lender), is declared to be void or voidable or is repudiated, or the validity, binding effect, legality or enforceability hereof or thereof is at any time contested by any Obligor, or any Obligor denies that it has any or any further liability or obligation hereunder or thereunder or any action or proceeding is commenced to enjoin or restrain the performance or observance by any Obligor of any material terms hereof or thereof or to question the validity or enforceability hereof or thereof, or at any time it is unlawful or impossible for any Obligor to perform any of its material obligations hereunder or thereunder.

(m)

If any Lien purported to be created by any Security shall cease to be, or shall be asserted by any Obligor not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security) Lien in the Property of the Obligors (other than as a result of an act or omission of the Lender).

(n)	If the Parent fails to cause any of its Subsidiaries to become a Guarantor and deliver Security if so required pursuant to Section 12 hereof.

(o)	If any Obligor or the Parent:

(i)

becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement between it and any class of its creditors;

(ii)

makes an assignment of its Property for the general benefit of its creditors under the Bankruptcy and Insolvency Act (Canada), makes an assignment for the benefit of its creditors under such Act or makes a proposal (or files a notice of its intention to do so) under such Act;

(iii)

institutes any proceeding seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial, state or foreign Applicable Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and any applicable corporations legislation) or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding, or institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it;

(iv)

applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property; or

(v)

except in the ordinary course of business if any assets of an Obligor are either directly or indirectly (including without limitation by way of transfer or sale of shares) sold, transferred, assigned, conveyed, removed, alienated or disposed of in any manner whatsoever by such Obligor or if the Lender, in its sole discretion deems an Obligor’s assets or any part thereof are in danger of being sold, transferred, assigned, conveyed, removed, alienated or disposed of; threatens to do any of the foregoing, or takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section or in paragraph (q) below, or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defence thereof.

(p)	If any petition is filed, application made or other proceeding instituted against or in respect of any Obligor:

(i)	seeking to adjudicate it a bankrupt or insolvent;

(ii)	seeking a bankruptcy order against it under the Bankruptcy and Insolvency Act (Canada) or any order for relief under the United States Bankruptcy Code;

(iii)

seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any federal, provincial, state or foreign Applicable Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and any applicable corporations legislation or the United States Bankruptcy Code) or at common law or in equity;

(iv)

seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property; or

(v)

and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of thirty (30) days after the institution thereof, provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against such Borrower thereunder in the interim, such grace period will cease to apply, and provided further that if such Borrower files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply.

(q)

If any other event occurs which, under the Applicable Law of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of paragraphs Sections 19(o) or 19(p) above.

(r)	If an order is made or an effective resolution passed for the winding-up, liquidation or dissolution of any Obligor.

(s)

If there is a Change in Control without the Lender’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, unless the Indebtedness is repaid in full, subject to the prepayment provisions hereunder, in connection with a Change in Control.

(t)	If at any time there occurs an event or circumstance which could reasonably be expected to have a Material Adverse Effect.

(u)

If any Obligor violates any Environmental Law which results in an action request, violation notice or other notice or control order, cancellation of any license or certificate or approval that results in any material disruption of any Obligor’s Business or that could reasonably be expected to have a Material Adverse Effect, save and except where the action request, violation notice or other notice or control order or cancellation is being contested and the enforcement thereof has been stayed.

(v)

If any legally binding order relating to any Environmental Activity is issued by any Governmental Authority against any Obligor and such order has not been satisfied or discharged within the time allowed for in such order or, if no time is specified in such order, within 90 days after the date such order was received by any Obligor or such longer period as the Lender may agree to, acting reasonably, provided that such Obligor is at all times acting diligently and in good faith to satisfy the order.

(w)	If any Obligor ceases to carry on its Business, or a substantial part thereof other than as permitted in accordance with this Agreement.

(x)	If any Obligor assigns or purposes to assign any of its rights under this Agreement or any of the other Loan Documents, or any interest herein or therein, to a third party.

(y)

If any Obligor fails to remit to the applicable Governmental Authority, Priority Payables owing by Obligor as such Priority Payable became due, unless such Priority Payables are being contested and the aggregate amount in dispute for the Obligors at any time does not exceed $100,000.

(z)

If any Obligor sells or otherwise disposes of, or agrees to sell or otherwise dispose of, all or a substantial part of its Property whether in one transaction or a series of related transactions (other than as permitted in this Agreement).

(aa)

If an Obligor defaults under the Operating Lender Loan and Security Documents or if an Obligor defaults under any other indebtedness, loan or mortgage to which it is a party, including, but limited to, any breach of which is not cured within any applicable grace period, and such default or breach causes or permits any holder of such Indebtedness or a trustee or agent to cause such Indebtedness to become due prior to its stated maturity or prior to its scheduled date of payment, regardless of whether such right is exercised by such holder, trustee or agent.

(bb)

If an Obligor (except for the Parent) makes redeems or purchases any of its present or future outstanding Capital Stock or otherwise retire or pay off any such Capital Stock or makes or receives any payment whatsoever under any shareholder loans including any interest thereon without the express written consent of the Lender.

(cc)

If any Obligor shall default in the payment of rent or additional rent, warehouse fees, storage fees or other amount paid or payable under any Lease, warehouse or storage contract in an aggregate amount exceeding $250,000 or defaults in any other material covenant under the applicable Lease, warehouse or storage contract and such default shall continue for a period of thirty (30) days or such shorter period of time as is required to permit the landlord, warehouser or storer to take any action against such Obligor or its Property thereunder.

(dd)	If any material amount of Insurance on the Property of any Obligor lapses and such coverage shall not be reinstated within two (2) Business Days of such lapse.

Upon an Event of Default occurring under Sections 19(o), 19(p), 19(r), or 19(aa), or in the event of an actual or deemed entry of an order for relief with respect to any Obligor under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Federal Bankruptcy Code (U.S.) or similar Applicable Laws in other jurisdictions the obligation of the Lender to make any further accommodation under this Agreement available to the Borrower shall automatically be terminated and all Indebtedness and liabilities of the Borrower to the Lender shall automatically become due and payable and the Lender may realize upon the Loan Documents. Upon the happening of any other Event of Default, the Lender may, upon written notice to the Borrower, declare the Indebtedness to be immediately due and payable whether with or without prior demand therefore, and the Security shall become enforceable in each and every such event.

The occurrence of an Event of Default shall be deemed to constitute due demand and presentment for payment of any promissory note and shall constitute such demand as may be required with respect to any Security and shall be deemed to constitute an Event of default under any of the Security and the Lender shall thereupon have all rights and remedies available to it at law or in equity consequent thereon, whether arising by virtue of any promissory note, the Security, this Agreement, any other Loan Document or otherwise, including without limiting the generality of the foregoing, the right and power of the Lender to take possession of the Property of the Borrower or any other Obligor and/or appoint a receiver or receiver-manager with respect to such Property.

The rights and remedies of the Lender under the Loan Documents are cumulative and in addition to and not in substitution for any rights or remedies provided by law or by equity.

The Lender and its Affiliates shall be entitled at any time or from time to time, after the occurrence of an Event of Default which is continuing, without prior notice, to set-off, consolidate and to apply any or all deposits and any other Indebtedness at any time held by or owing by a Lender to any Obligor against and on account of the outstanding obligations under the Loan Documents, whether or not due and payable.

20.	Preserve Security

In the event that the Borrower shall fail to pay or cause to be paid any sum payable by it, whether according to the terms of this Agreement or otherwise, when they become payable, or shall fail to repair or cause to be repaired any buildings or improvements on the real Property, the Lender may, without prejudice to any other rights available to the Lender, pay said sum or make arrangements for such repairs and the Lender may make such other expenditures as it deems necessary so as to protect any Security or to perfect title to any Security and all sums so expended or Indebtedness incurred by the Lender, together with all costs, charges and expenses, including legal fees as between a solicitor and his client, shall be added to and form part of the Indebtedness and be secured by the Security and bear interest until paid at a rate equal to the rate of interest specified herein.

21.	Further Security

The Obligors shall forthwith, upon receipt of a request from the Lender therefore, acting reasonably, execute and deliver, or cause to be executed and delivered, to the Lender such further documents and securities and shall do such things as shall be required by the Lender to ensure that the full liability of the Borrower to the Lender shall be secured as reasonably may be required by the Lender.

22.	Deemed Reinvestment

It is hereby declared, for the purpose of greater certainty, that the principle of deemed reinvestment of interest shall not affect the calculation of interest payable under this Agreement or under any promissory note or the Security.

23.	Legal Fees

All legal fees and disbursements of the Lender related to the preparation of this Agreement and the other Loan Documents, which is estimated to be $30,000.00, but does not constitute a fee cap, and all legal fees and disbursements of the Lender related to any renewal or renewals hereof or thereof shall be paid by the Borrower and may be deducted by the Lender or its solicitors from any loan proceeds.

The Borrower shall pay, on demand, all costs incurred by the Lender in exercising or enforcing or attempting to enforce or in pursuance of any right, power, remedy or purpose hereunder or subsisting (including legal costs as between a solicitor and his own client on a full indemnity basis and also an allowance for the time, work and expenses of the Lender or of any agent, solicitor or servant of the Lender for any purpose herein provided), together with all sums which the Lender from time to time advances, expends or incurs pursuant to any provision contained in this Agreement or any other Loan Document, whether such sums are advanced or incurred with the knowledge, consent, concurrence or acquiescence of the Obligors or otherwise, together with interest thereon at the highest rate payable pursuant to this Agreement calculated from the date of Advance or expenditure by the Lender to the date of payment to the Borrower.

24.	Enforcement

The Lender may at any time without notice and without any other formality, all of which are hereby waived, enforce any or all of the Security or other rights under any other Loan Document; provided that notwithstanding anything herein or in any of the other Loan Documents, the Lender shall not under any circumstances be bound or obligated to enforce all or any of the Security nor shall the Lender be obligated to collect or cause to be collected any amounts owing in respect of any of the Security.

25.	No Merger

Nothing in this Agreement, or in any other Loan Document, and no act or omission by the Lender with respect to this Agreement or any other Loan Document shall in any way prejudice the rights, remedies or powers of the Lender against the Borrower or any other Obligor with respect to the Indebtedness of the Borrower to the Lender, or any Security or other Loan Documents now or hereafter held by the Lender. The Security held by the Lender shall not operate by way of merger of any portion of the Indebtedness of the Borrower to the Lender hereunder or under any deed, guarantee, contract, draft, bill of exchange, promissory note or other negotiable instrument, or otherwise howsoever, by which the same may now or at any time hereafter arise or be represented or evidenced, and no judgment recovered by the Lender shall merge or in any way affect any of the Security or the Lender’s right to interest thereon.

26.	Right of Application

The Lender may from time to time apply and re-apply (and notwithstanding any previous application) in such manner as it, in its sole discretion sees fit, any monies received by it from the Borrower or from collections, sales, or realizations of, on or under any Security, after first deducting the charges therefore or any expenses thereof, including costs as between a solicitor and his client, in or toward payment of any portion of the Indebtedness of the Borrower to the Lender; and any such monies may be held by the Lender unappropriated in a collateral account for such time as the Lender sees fit; and the Borrower shall have no right to make or require any appropriation inconsistent with any such application by the Lender; and the taking of a judgment or judgments or any other action or dealing whatsoever by the Lender in respect of any Security given or to be given by the Borrower shall not operate as a merger of any other Security given to the Lender or any part thereof, or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lender may have in connection with such Security or the Indebtedness of the Borrower; and the foreclosure, surrender, cancellation, variation or any other dealing with or modification of any Security for such Indebtedness shall not release or affect the liability of the Borrower for its total Indebtedness or release or affect any other part of the Security held by the Lender.

27.	Termination

This Agreement shall continue in full force and effect, notwithstanding that there may be at any time and from time to time no Indebtedness of the Borrower to the Lender, until terminated by the Lender but this Agreement may be terminated by the Borrower upon written notice delivered to the Lender at any time when there is no Indebtedness or other obligation outstanding of the Borrower to the Lender. Upon termination of this Agreement the Borrower shall be entitled to discharges of all Security then held by the Lender hereunder provided that the cost of preparing, executing, delivering and, if necessary, registering such discharges shall be paid by the Borrower, including fees as between a solicitor and his client.

28.	Taxes

The following shall apply as to Taxes payable:

(a)

Any and all payments by or on account of any obligation of any Obligor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any taxes; provided that if an Obligor shall be required to deduct any taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Obligor shall make such deductions and (iii) the Obligor shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)	In addition, the Obligors shall pay any such taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)

The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any such Taxes paid by the Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender, shall be prima facie evidence absent manifest error.

(d)

If requested by the Lender from time to time, the Borrower shall deliver or cause to be delivered to the Lender the original or a certified copy of a receipt issued by the applicable Governmental Authority, a copy of the return reporting payment, or such other evidence reasonably satisfactory to the Lender evidencing payment of taxes by the Obligors.

29.	Indemnity

In addition to any other indemnity provided for herein, each of the Obligors shall indemnify the Lender and its agents, officers, directors, employees and Affiliates (each such Person being called an “Indemnitee”) against, and shall hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee, or asserted against any Indemnitee by any third party or by any Obligor arising out of, in connection with, or as a result of: (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of any of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, or the use or proposed use of the Loan, (iii) any actual or alleged presence or Release of any Hazardous Materials on or from any Property owned or operated by any Obligor or any of their Subsidiaries, any breach of Environmental Law by any Obligor or any of its Subsidiaries or any environmental liability related in any way to any Obligor or any of their Subsidiaries or any Environmental Matter relating to any of the foregoing, (iv) any demand made hereunder, whether independently or following the occurrence of an Event of Default which is continuing, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Obligor, or any parent or Affiliate of a Obligor, or any of their respective Subsidiaries and regardless of whether any Indemnitee is a party thereto.

Notwithstanding the above, the indemnities set out in this Section 29 shall not be available to the extent that such losses, expenses or liabilities: (x) have resulted from the gross negligence or wilful misconduct of the Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction, or (y) result from a claim brought by any Obligor against the Lender for breach of its obligations hereunder or under any other Loan Document, if the applicable Obligor has obtained a final and non-appealable judgment in its favour on such claim as determined by a court of competent jurisdiction.

All amounts due under this Section 29 shall be payable promptly after demand therefor. A certificate of the Lender setting forth the amount or amounts owing to the Lender or any other Indemnitee, as the case may be, as specified in this Section 29, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the applicable Obligor shall be conclusive absent manifest error.

To the fullest extent permitted by Applicable Law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

30.	No Withholding/Payment of Gross-Up

Each interest, fee or similar payment to be made under this Agreement and each other Loan Document, including any penalties attached thereto, shall be made without set-off or counterclaim and without withholding for or on account of any present or future taxes or duties imposed by any federal, state, provincial or other taxing authority. In the event an Obligor is required to deduct or withhold any amount for or on account of such taxes or duties, such Obligor shall pay to the Lender all such additional amounts as may be necessary to ensure that the Lender receives a net amount equal to the full amount which it would have received had such interest, fee or similar payment been made without such deduction or withholding.

If the Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section it shall pay to the Borrower or Obligor, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Obligor under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest. The Borrower or Obligor as applicable, upon the request of the Lender, agrees to repay the amount paid over to the Borrower or Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender if the Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction

31.	Conflict

In the event of a conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall prevail.

32.	Prohibited Rates of Interest; Interest Act

It is the intention of the parties to comply with applicable usury laws now or hereafter enacted. Accordingly, notwithstanding any other provisions of this Agreement or any other Loan Document, in no event shall any Loan Document require the payment or permit the collection of interest or other amounts in an amount or at a rate in excess of the amount or rate that is permitted by law or in an amount or at a rate that would result in the receipt by the Lender of interest at a criminal rate, as the terms “interest” and “criminal rate” are defined under the Criminal Code (Canada). Where more than one such law is applicable to the Borrower, such Borrower shall not be obliged to make payment in an amount or at a rate higher than the lowest amount or rate permitted by such laws. If from any circumstances whatever, fulfilment of any provision of any Loan Document shall involve transcending the limit of validity prescribed by Applicable Law for the collection or charging of interest, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lender shall ever receive anything of value as interest or deemed interest under any Loan. Document in an amount that would exceed the highest lawful rate of interest permitted by Applicable Law, such amount that would be excessive interest shall be applied to the reduction of the principal amount of the Advance, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Advance, the amount exceeding the unpaid balance shall be refunded to the Borrower. In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by Applicable Law, and/or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by Applicable Law. For the purposes of the application of the Criminal Code (Canada), the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall be conclusive for the purpose of such determination.

Each rate of interest which is calculated with reference to a period (the “deemed interest period”) that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

33.	Future Financing

The Borrower shall provide the Lender with a first right to offer future financing of term debt for or on behalf of any of the Obligors.

34.	No Set-off

The obligations of each of the Obligors to make payments hereunder or under any other Loan Document shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set-off, compensation, counterclaim, recoupment, defence or other right which any Obligor may have against the Lender.

35.	Notices

Any notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if:

(a)	Personally delivered to the party to whom it is intended or if such party is a corporation to an officer of that corporation; or

(b)	mailed by prepaid registered mail, transmitted by facsimile or delivered, to the address or facsimile number of the party to whom it is intended as follows:

(i)	if to the Obligors, then:

[REDACTED]

with a copy (which shall not constitute notice) to:

[REDACTED]

(ii)	if to the Lender, then:

[REDACTED]

or to such other address, number or e-mail as a party may from time to time direct in writing.

Any notice delivered before 4:30 p.m. local time on a day that is not a Saturday, Sunday or statutory holiday in Toronto Canada (a “Business Day”) shall be deemed to have been received on the date of delivery and any notice delivered after 4:30 p.m. local time on a Business Day or delivered on a day other than a Business Day, shall be deemed to have been received on the next Business Day. Any notice mailed shall be deemed to have been received seventy two (72) hours after the date it is postmarked. Any notice sent by facsimile or other electronic means of communication before 4:30 p.m. local time on a Business Day shall be deemed to have been received, in the case of a facsimile, when the sender receives the answer back confirming receipt by the recipient, and in the case of any other electronic means of communication, at the time of actual delivery or transmittal; provided, however, that any facsimile or other electronic means of communication received after 4:30 p.m. local time on a Business Day or received on a day other than a Business Day shall be deemed to have been received on the next Business Day. If normal mail or communications service is interrupted by strike, slow-down, force majeure or other cause after the notice has been sent the notice will not be deemed to have been received until actually received. In the event normal mail service is impaired at the time of sending the notice, then Personal delivery, facsimile transmission or other electronic means of communication only shall be effective.

36.	Headings

The headings in this Agreement have been inserted for reference and as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this Agreement or any provision hereof.

37.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

38.	Additional Agreements

The Security and other Loan Documents contemplated herein contain covenants, representations, warranties and events of default to which the Obligors shall be bound, in addition to any covenants, representations, warranties and events of default herein contained.

39.	Review

The Lender may conduct periodic reviews of the affairs of the Borrower, as and when determined by the Lender for the purpose of evaluating the financial condition of the Borrower. The Borrower shall make available to the Lender such financial statements and other information and documentation as the Lender may reasonably require and shall do all things reasonably necessary to facilitate such review.

40.	Schedules

The Schedules attached hereto are incorporated into this Agreement by reference.

41.	Time of Essence

Time shall be of the essence of this Agreement and of every part hereof.

42.	Payment of Monies

The parties acknowledge and agree that any payment of monies required to be made hereunder shall be made in Canadian funds and that any tender of monies or documents hereunder may be made upon the solicitors acting for the party upon whom the tender is desired and it shall be sufficient that a negotiable bank draft is tendered instead of cash.

43.	Due Date Extended

The parties acknowledge and agree that if any date for payment of monies hereunder or fulfillment of any obligation hereunder shall fall on a Saturday, Sunday or statutory holiday such date for the payment of such monies or fulfillment of such obligation hereunder shall be deemed postponed and extended to the next following Business Day.

44.	Unenforceable Terms

If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent the remainder of this Agreement or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining term, covenant or condition of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

45.	Survival of Representations and Warranties

The representations and warranties contained herein or made pursuant to this Agreement and all other security documents shall survive until the termination of this Agreement.

46.	Joint and Several

Where more than one Person is liable as Borrower or Guarantor for any obligation under this Agreement or any other Loan Document, the liability of each Person for such obligation is joint and several with each other such Person.

47.	Judgement Currency

The obligations of the Obligors pursuant to this Agreement or any other Loan Document to make payments in a specific currency (the “Contractual Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent to which such tender or recovery shall result in the effective receipt by the Lender of the full amount of the Contractual Currency payable or expressed to be payable under this Agreement or other Loan Document as applicable and, accordingly, the obligations of each of the Obligors shall be enforceable as an alternative or additional cause of action for the purpose of recovering the other currency of the amount (if any) by which such effective receipt shall fall short of the Contractual Currency payable or expressed to be payable under this Agreement or other Loan Document as applicable and shall not be effected by judgment being offered for any other sum due under this Agreement or other Loan Document as applicable.

48.	Non-Merger

The representations, warranties and covenants contained in this Agreement and in any other credit document shall not merge the closing and the advances of the facility shall, survive and continue in full force and effect. In the event of any conflict or inconsistency between any provision of this Agreement and any of the other credit documents the Lender shall decide in its sole discretion which shall prevail.

49.	Amendments

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

50.	Entire Agreement

This Agreement and all attachments hereto, the Security and any other Loan Document delivered pursuant to or referred to in this Agreement constitute the entire agreement among the parties with respect to the subject matter set forth herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter thereof.

51.	Counterparts and Electronic Execution

This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by electronic means and each of the parties may rely on such electronic execution as though it were an original hand-written signature.

52.	No Waiver

No consent or waiver, express or implied, by the Lender to or of any breach or default by the Borrower in the performance by the Borrower of its obligations hereunder or under any Security shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by the Borrower. Failure by the Lender to complain of any act or failure to act of the Borrower or to declare the Borrower in default, irrespective of how long such failure continues, shall not constitute a waiver by the Lender of its rights hereunder.

53.	Assignment

This Agreement may be assigned by the Lender prior to the occurrence of an Event of Default with the prior written consent of the Borrower and after the occurrence of an Event of Default without consent, in which event each Obligor shall attorn in all respects to such assignment and the assignee thereof. No Obligor may assign this Agreement without the consent of the Lender.

54.	Singular, Plural and Gender

Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same shall be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof and all covenants herein shall be construed to be joint and several when applicable to more than one party.

55.	Further Assurances

Each of the Obligors shall deliver, or otherwise cause to be delivered, from time to time to the Lender duly executed documents in form and substance satisfactory to the Lender and its legal counsel as may be reasonably requested by the Lender for the purpose of giving effect to this Agreement, any other Loan Document or for the purpose of establishing compliance with the representations, warranties and conditions of this Agreement or any other Loan Document. Upon request, each of the Obligors will, at the Borrowers’ expense, as promptly as practical, execute and deliver to the Lender all such other and further documents, agreements and instruments to further evidence and more fully describe the Property subject to the Security, or to correct any manifest errors in any of the Loan Documents, or to more fully state the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith. Without limiting the generality of the foregoing, each of the Obligors and the Parent shall cause any present or future Subsidiary thereof to promptly deliver to the Lender such guarantees of (and Security to support) outstanding Indebtedness owing to the Lender as the Lender may reasonably require in accordance with Section 12 hereof (together with all other documents, agreements and instruments required by the Lender including, without limitation, supporting legal opinions, officer’s certificates and authorizing resolutions).

56.	Time of the Essence

Time shall, in all respects, be of the essence of this Agreement.

57.	Enurement

This Agreement shall enure to the benefit of and be binding upon the parties hereto and the successors and permitted assigns of the Borrower and the successors and assigns of the Lender.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF the parties have executed the within Agreement on the day and year first above written.

INTEGRATED PRIVATE DEBT FUND VI LP by its general partner INTEGRATED PRIVATE DEBT FUND GP INC., as Lender

Per:	/s/ “Authorized Signatory”
Authorized Signatory

Per:

AUTOPRO AUTOMATION CONSULTANTS LTD., as Borrower

Per:	/s/ “Russel McMeekin”
Russel McMeekin
Chief Executive Officer

UNIVERSAL mCLOUD CORP., as Parent

Per:	/s/ “Russel McMeekin”
Russel McMeekin
Chief Executive Officer

AUTOPRO AUTOMATION LTD., as a Guarantor

Per:	/s/ “Russel McMeekin”
Russel McMeekin
Chief Executive Officer

[SIGNATURE PAGE OF LOAN AGREEMENT

in favour of AUTOPRO AUTOMATION CONSULTANTS LTD.]

SCHEDULE A

DEFINITIONS

(a)	“Accounts” has the meaning defined in the Personal Property Security Act (Alberta);

(b)	“Advance” means the availment of the Loan by the Borrower as contemplated in this Agreement;

(c)

“Affiliate” means, in relation to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors or managing general partners, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

(d)

“Agreement”, “hereof”, “herein”, “hereto”, “hereunder” or similar expressions mean this agreement and all Schedules and Appendices hereto, as amended, supplemented, restated and replaced from time to time;

(e)

“Anti-Terrorism Laws” means any federal, state, provincial or local laws relating to terrorism or money laundering, including, without limiting the generality of the foregoing, Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control, the Criminal Code (Canada), and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced), in each case to the extent that such laws relate to terrorism or money laundering;

(f)

“Applicable Canada Bond” means with respect to a prepayment of an Advance the non-callable Government of Canada bond denominated in Canadian currency determined by the Lender as having a remaining term to maturity closest to the remaining term to maturity of the Advance in respect of which the prepayment is to be made;

(g)

“Applicable Canada Bond Yield” means with respect to the prepayment of an Advance, the arithmetic average (rounded to the nearest 1/100th of 1%) of the respective percentages reasonably determined by the Lender, calculated in accordance with the generally accepted financial practices, assuming semi-annual compounding, to be the yield to maturity, expressed as an annual rate of interest, on the Applicable Canada Bond on the 2nd Business Day preceding the date of such prepayment;

(h)

“Applicable Law” means, at any time, with respect to any Person, property, transaction or event, all applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations, guidelines, orders and policies of any governmental or regulatory body or Persons having authority over any of the parties hereto;

(i)

“Autopro Acquisition” means the share purchases by Purchaseco pursuant to the Autopro Purchase Agreement and the subsequent amalgamation of Fulcrum Alberta and the wholly owned subsidiary of the Parent, 2199027 Alberta Ltd., with the resulting corporation named Autopro Automation Consultants Ltd.;

(j)

“Autopro Purchase Agreement” means the share purchase agreement dated June 12, 2019 among, inter alia, Purchaseco, as purchaser, Mike Lane and Bob Beattie, as the principal vendors, and the Parent, as covenantor, in respect of the acquisition by Purchaseco of the Equity Interests in the Borrower, as amended by amending agreement effective July 9, 2019;

(k)	“Borrower” is defined in the Preamble hereto;

(l)

“Business” means the professional engineering and integration services provided by the Borrower, which includes the design and implementation of high-value industrial automation solutions and related technology retrofits for a variety of businesses and all ancillary services related thereto;

(m)	“Business Day” has the meaning ascribed thereto in Section 35;

(n)

“Canadian Benefit Plan” means any plan, fund, program or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, maternity or parental benefits, supplemental unemployment benefits, bonus, profit sharing, executive compensation, current or deferred compensation, incentive compensation, stock compensation, stock purchase, stock option, stock appreciation or phantom stock option, maintained or contributed to by any Obligor at any time or under which any Obligor has any liability with respect to any employee or former employee who works or worked, as the case may be, in Canada, but excluding any Canadian Pension Plan;

(o)	“Canadian Obligor” means any Obligor which is formed under the laws of Canada or any Province therein;

(p)

“Canadian Pension Plan” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by any Obligors for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively;

(q)

“Capital Stock” means, with respect to any Person from time to time, any and all shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in the Person’s equity or capital from time to time, however designated and whether voting or non-voting;

(r)

“Change in Control” means any one of the following: (i) the Borrower ceases to be Controlled directly or indirectly by the Parent; (ii) any one or more of the Obligors (other than the Borrower) that is a Subsidiary of the Borrower ceases to be a wholly-owned subsidiary of the Borrower, or; (iii) any one or more of the Obligors that is a Subsidiary of the Parent (other than the Borrower or its Subsidiaries) ceases to be a wholly-owned Subsidiary of the Parent; or (iv) there is a material change in the directors or senior executive officers of any Obligor, and such Persons are not replaced by a Person or Persons acceptable to the Lender;

(s)

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Applicable Law, (ii) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority, or (iii) the making or issuance of any Applicable Law by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or other regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued;

(t)

“Chattels” means all that machinery, equipment, furniture, vehicles, goods and tangible personal property of an Obligor as well as every interest of such Obligor therein, whether as purchaser under a conditional sale agreement, as mortgagor under a chattel mortgage or as lessee under a rental or rental/purchase agreement including all equipment, accessories, tools and appliances thereto now or thereafter fixed or appertaining thereto or used in connection therewith and all other machinery, equipment, furniture, vehicles, goods and chattels now or hereafter owned or acquired by such Obligor whether in addition thereto, substitution therefore, replacement thereof, or otherwise;

(u)

“Contaminant” means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of any of them that may: (i) impair the quality of the environment for any use that can be made of it, (ii) injure or damage property or plant or animal life, (iii) harm or materially discomfort any Person, (iv) adversely affect the health of any individual, (v) impair the safety of any individual, (vi) render any property or plant or animal life unfit for use by man, (vii) cause loss of enjoyment of normal use of property, or (viii) interfere with the normal course of business, and includes any “contaminant” within the meaning assigned to such term in any Environmental Law;

(v)	“Commitment Fee” means the sum of One Hundred Thirty Thousand Dollars ($130,000), representing one percent (1%) of the principal amount of the Loan;

(w)	“Compliance Certificate” means a certificate addressed to the Lender and executed by the Borrower in the form attached as Schedule C attached hereto;

(x)	“Control” and “Controlled” shall have the same meaning as defined in the Canada Business Corporations Act, and “Controlling” shall have a comparable meaning;

(y)	“Debt” means, with respect to any Person, without duplication, the aggregate of the following amounts, at the date of determination:

(i)	all indebtedness of such Person for borrowed money;

(ii)	all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments that would be considered to be indebtedness for borrowed money in accordance with IFRS;

(iii)

all obligations of such Person as lessee under leases that have been or should be, in accordance with IFRS, recorded as a lease which according to IFRS are referred to on the balance sheet of the lessee under the lease as an asset with a corresponding liability and which is not a lease that would be considered to be an operating lease in accordance with IFRS;

(iv)	all reimbursement obligations, contingent or otherwise, of such Person under acceptance, letter of credit and similar facilities;

(v)

all contingent liabilities in respect of performance bonds, surety bonds, letters of credit, letters of guarantee and similar instruments and any other contingent liability, in each case only to the extent that the contingent liability is required by IFRS to be treated as a liability on a balance sheet of the Person contingently liable;

(vi)

all Debt of another Person referred to in clauses (i) through (v) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; and

(vii)	any other obligation arising under arrangements or agreements that, in substance, provide financing to such Person;

(z)

“Debt Service Coverage” means with respect to any period, the ratio of EBITDA of the Borrower for such period minus any maintenance capital expenditures of the Obligors and any cash taxes paid by the Obligors during such period to the aggregate of all debt service of the Obligors including all cash actually expended by any Obligor during such period to make interest payments, plus payments for all fees, commissions and charges set forth herein, plus capitalized lease payments, plus payments with respect to any other Debt for borrowed money;

(aa)	“Default” means an event which would constitute an Event of Default hereunder, except for satisfaction of any requirement for giving of notice, lapse of time, or both, or other condition subsequent;

(bb)

“Disposition” means any sale, assignment, transfer, conveyance, lease or other disposition of any asset of any Obligor in a single transaction or a series of related transactions and the word “Dispose” shall have a correlative meaning;

(cc)

“Distribution” means in respect of any Person (a) the retirement, redemption, retraction, purchase, or other acquisition of any Capital Stock or other Equity Interests of such Person (b) the declaration or payment of any dividend, return of capital or other distribution (in cash, securities or other Property or otherwise) of, on or in respect of, any Capital Stock or other Equity Interests of such Person, (c) any payment or repayment of or on account of Debt owed to any Affiliate of such Person, including in respect of principal, interest, bonus, premium or otherwise but shall not include payments for purchases of Inventory in the ordinary course of business, (d) any payment to any of its shareholders, directors or officers or to any Person whose relationship to any of its shareholders, directors or officers is “non-arm’s length” as that term is defined in the Income Tax Act of Canada, by way of repayment of shareholders loan, salary outside the normal course of business, bonus, fees outside the normal course of business, commission or other remuneration, payment of fees or payment whatsoever, (e) any other payment or distribution (in cash, securities or other Property, or otherwise) of, on or in respect of any Capital Stock or other Equity Interests of such Person or any Debt owed to any Affiliate of such Person and (f) payment of principal, interest and other amounts on convertible Debt;

(dd)	“Dollar”, “$”, “CAD” and “$” each mean the lawful currency of Canada;

(ee)

“EBITDA” means defined as earnings before interest, taxes, depreciation and amortization, but does not include such non-cash items as stock based compensation, loss/gain on disposal of assets and/or any one time/non-recurring items;

(ff)

“Environmental Activity” means any past, present or future activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation or its Release into the natural environment including the movement through or in the air, soil, subsoil, surface water or groundwater.

(gg)	“Environmental Laws” means all Applicable laws relating to the environment, occupational health and safety, any Contaminant, Hazardous Material or any Environmental Activity.

(hh)	“Environmental Matters” is defined in Section 18(nn).

(ii)

“Equity Interests” means, in respect of any Person, Capital Stock of such Person, warrants, options or other rights to acquire Capital Stock of the Person and securities convertible into or exchangeable for Capital Stock of such Person;

(jj)

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect;

(kk)	“ERISA Affiliate” means each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Obligors under Section 414(b), (c), (m) or (o) of the IRC;

(ll)	“Executive Order” means the US Executive Order No. 13224 on Blocking Property and Prohibiting Transactions with Persons who commit, Threaten to Commit, or Support Terrorism;

(mm)	“Fiscal Year” is defined in Section 15(p);

(nn)	“Fulcrum Alberta” means Purchaseco, as continued into the Province of Alberta;

(oo)	“Generally Accepted Accounting Principles” or “GAAP” means, at any time, those generally accepted accounting principles issued and accepted by the

Canadian Institute of Chartered Accountants which are in effect in Canada from time to time, applied in a consistent manner from period to period (including, for greater certainty, Accounting Standard for Private Enterprises);

(pp)

“Governmental Authority” means any nation or government, any province, state, municipality, local or other political subdivision thereof and any agency, instrumentality or other entity thereof exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

(qq)	“Government of Canada Bond Yield” means as the Applicable Canada Bond Yield is defined at the stated time of determination;

(rr)

“Guarantors” means any present or future direct or indirect wholly-owned Subsidiary of the Borrower or any direct or indirect wholly-owned Subsidiary of the Borrower or Parent, now or in the future, that becomes a party to this agreement as an Obligor pursuant to Section 12, and “Guarantor” means any one of them as the context may require.

(ss)	Hazardous Materials” means any pollutant or Contaminant or hazardous, dangerous, registrable or toxic chemical, material or other substance regulated under any Environmental Law;

(tt)	“IFRS” means International Financing Reporting Standards.

(uu)

“Indebtedness” means the principal sum or aggregate amount outstanding at any given time of all loans and advances made by the Lender to the Borrower (including the Loan) and interest on such loans and advances and all costs, charges and expenses of, or incurred by the Lender, in connection with any Security and in connection with all property covered by or comprised in such Security (whether in protecting, preserving, realizing or collecting any such Security or property or attempting so to do or otherwise), and all other obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, of the Borrower to the Lender arising from this or any agreement or dealings between the Lender and the Borrower or from any agreement or dealings with any Person by which the Lender may be or become in any manner whatsoever a creditor of the Borrower or otherwise howsoever arising and whether the Borrower be bound alone or with another or others and whether as principal or surety. Without limiting the generality of the foregoing, the definition of the word “Indebtedness” includes all reasonable legal fees and disbursements incurred by the Lender as between a solicitor and his own client in connection with the preparation, execution and registration as appropriate, of this Agreement and any and all promissory notes and the Security and in respect of any actions which may be taken by the Lender to collect any monies constituting part of the Indebtedness, including, without limitation, protecting, preserving, realizing or collecting on any Security or property or attempting so to do or otherwise, it being the express intention of the parties that the word “Indebtedness” include such amount as is necessary to indemnify and save harmless the Lender from all such costs, expenses and monies as aforesaid;

(vv)

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under Canadian, American, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology (including, without limitation, source code and computer operating systems), know-how and processes, any design, drawings and plans and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages thereon;

(ww)	“Interest Rate” has the meaning ascribed thereto in Section 4;

(xx)

“Interest Rate Differential” means the premium equal to the difference between (i) the present value of the Loan interest and the principal payments which are foregone, discounted at the Applicable Canada Bond Yield, (on a compounded monthly equivalent basis, as determined by the Lender), for the term from the date of prepayment to the date of original maturity; and (ii) the face value of the principal amount being prepaid at the date of prepayment;

(yy)	“Inventory” has the meaning defined in the Personal Property Security Act (Alberta);

(zz)	“IRC” means the Internal Revenue Code of 1986, as now and hereafter in effect, as codified at 26 U.S.C. § 1 et seq.;

(aaa)

“Leases” means, collectively, all present and future leases, agreements to lease or sub-lease in respect of real property to which any Obligor is a party and all present and future licenses whereby any Obligor is given the right to use or occupy any real property, and all amendments, extensions, and renewals thereof;

(bbb)	“Lender” has the meaning ascribed thereto in the preamble;

(ccc)

“Lien” includes, without limitation, a mortgage, charge, lien, security interest, pledge, hypothec, assignment, interest claim or encumbrance of any sort on any property or asset, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases;

(ddd)	“Loan” means the principal sum of Thirteen Million Dollars ($13,000,000.00) Dollars;

(eee)

“Loan Documents” means, collectively, this Agreement, the Security Documents, the Promissory Note all other agreements, documents and instruments in favour of the Lender related hereto and any other document which, pursuant to the provisions of this Agreement, is stated to be a Loan Document, and, in each case, as may be amended, supplemented, restated, replaced or otherwise modified from time to time;

(fff)

“Material Adverse Effect” means a material adverse change in, or a material effect on: (i) the business, assets, operations, or condition (financial or otherwise) or affairs of the Obligors taken individually or as a whole; (ii) the ability of any Obligor to pay or perform their obligations under any of the Loan Documents; (iii) the rights and remedies or benefits available to the Lender to enforce such rights and remedies under any of the Loan Documents; or (iv) the legality, validity, binding effect, or enforceability of this Agreement or any other Loan Document;

(ggg)	“Maturity Date” means the date that is Eighty Four (84) months from the date of advance of the Loan;

(hhh)	“Multiemployer Plan” means a plan described in Section 4001(a)(3) of ERISA;

(iii)	“Notice of Borrowing” is defined in Section 3 hereof.

(jjj)	“Obligors” means, collectively, the Borrower and the Guarantors and, in the singular, any of them;

(kkk)

“Operating Borrower Loan Limit” means the principal amount in the aggregate not exceeding Two Million Five Hundred Thousand Dollars ($2,500,000) or such greater amount as may be agreed to by the Lender, in its sole discretion;

(lll)	“Operating Lender” means HSBC Bank Canada;

(mmm)	“Operating Lender Indebtedness” means obligations of Obligors pursuant to Operating Lender Loan and Security Documents;

(nnn)	“Operating Lender Loan and Security Documents” means the loan and security documents granted by the Borrower in favour of the Operating Lender described in Schedule L hereto;

(ooo)

“Operating Lender Loan Limit” means the principal amount in the aggregate not exceeding Four Million Three Hundred Thousand Dollars ($4,300,000) or such greater amount as may be agreed to by the Lender, in its sole discretion, such line not to be drawn beyond the Operating Borrower Loan Limit;

(ppp)

“Operating Lender Intercreditor Agreement” means an intercreditor agreement to be entered into between the Operating Lender and the Lender on the date hereof addressing the ranking and priority of the Operating Lender Loan and Security Documents in relation to the Indebtedness and the Security, all on terms acceptable to the Lender, and pursuant to which it shall be agreed that the Operating Lender shall have first ranking priority on Accounts of the Obligors and the Lender shall have first priority Security on all other Property of the Obligors other than such Accounts;

(qqq)	“Parent” means Universal mCloud Corp.

(rrr)	“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto;

(sss)

“Permitted Disposition”. means (a) the Disposition of Inventory in the ordinary course of business, (b) Dispositions of worn-out, used, surplus or obsolete equipment in the ordinary course of business provided that no Default or Event of Default exists and the net proceeds of such Disposed assets by all Obligors does not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate during any Fiscal Year;

(ttt)

“Permitted Distributions” means (a) Distributions paid by any Obligor to another Obligor and (b) Distributions by an Obligor provided that no Default or Event of Default has occurred and is continuing or the making of such Distribution would result in the occurrence of a Default or Event of Default; provided that a redemption or purchase or retirement of any Obligor’s (other than the Parent’s) present or future outstanding Capital Stock or any payment whatsoever under any shareholder loan including any interest thereon shall not be permitted without the express written consent of the Lender;

(uuu)	“Permitted Liens” means:

(i)	the Operating Lender Loan and Security Documents subject to the Operating Lender Intercreditor Agreement;

(ii)	the Security;

(iii)	those encumbrances and registrations registered against an Obligor and described in Schedule K attached hereto and forming part of this Agreement; and

(iv)

any purchase money lien on specific fixed assets (including capital leases) to secure the payment of the purchase price of such fixed assets purchased, leased or acquired in the ordinary course of business, where the amount of the obligations secured does not exceed 100% of the lesser of the cost or fair market value of the fixed assets, and extensions, renewals or replacements thereof upon the fixed assets if the amount of the obligations secured thereby is not increased;

(vvv)

“Person” means any individual, corporation, company, general partnership, limited partnership, unincorporated association, trust, joint venture, estate or other judicial entity or any Governmental Authority;

(www)

“Plan” means an employee benefit pension plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, maintained or contributed to by any Obligors or any ERISA Affiliate, or any other plan covered by Title IV of ERISA that covers employees of the Obligors;

(xxx)	“Pledged Securities” means the Equity Interests of the Obligors and other Persons that are specifically pledged as part of the Security from time to time;

(yyy)

“PPSA” means the Personal Property Security Act (Alberta) and the regulations thereto or such other applicable legislation (including, a Personal Property Security Act of another jurisdiction, the Civil Code of Quebec and the UCC) in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to perfection, effect of perfection or non-perfection or priority;

(zzz)

“Priority Payables” means with respect to any Person at any time the aggregate amount of such debts, liabilities and obligations payable by such Person to any other Person or any Governmental Authority, employment insurance premiums, Canada Pension Plan contributions, vacation pay, withholding tax liabilities, goods and services tax, all sales and consumption taxes, harmonized sales tax and custom duties, to the extent in a bankruptcy, receivership, winding-up, liquidation or like proceeding, the same would or could potentially rank in priority to the outstanding Indebtedness;

(aaaa)	“Property” means, with respect to any Person, any or all of its undertaking, property and assets;

(bbbb)	“Purchaseco” means Fulcrum Automation Technologies Ltd., a corporation incorporated pursuant to the Laws of the Province of Ontario;

(cccc)

“Regulation T” “Regulation U” or “Regulation X” means Regulation T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System, as amended form time to time and all official rulings and interpretations thereunder or thereof;

(dddd)

“Release” includes discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place, escape, leach, disperse and exhaust, and when used as a noun (as applicable) has a similar meaning;

(eeee)

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC has been waived under applicable regulations;

(ffff)	“Sanctions” means any economic sanctions laws or regulations administered, enacted or enforced by any Sanctions Authority;

(gggg)

“Sanctions Authority” means: (i) the Security Council of the United Nations, (ii) the United States of America, (iii) the European Union, (iv) the United Kingdom, (v) the member states of the European Union, (vi) the Netherlands, (vii) Canada, and (viii) the governments and official institutions or agencies of any of clauses (i) to (vii) above, including the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of State, and Her Majesty’s Treasury;

(hhhh)

“Security” means any security or security documentation (including any evidences of Debt) as more fully described in Section 11 hereof, to be given by the Obligors to the Lender to secure the Indebtedness or acquired or required by the Lender, hereunder or hereafter and includes any amendments thereto or renewals or substitutions thereof;

(iiii)

“Subsidiary” means, with respect to a Person, any Person in which such Person or any Subsidiary of such Person has the right, directly or indirectly, through one or more intermediaries, to make or control management decisions whether by virtue of ownership of a majority of the Capital Stock or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than Capital Stock or other Equity Interests having such power only by reason of the happening of a contingency) of the Person or otherwise;

(jjjj)

“Taxes” means all taxes, levies, imposts, stamp taxes, duties, deductions, withholdings and similar impositions by any Governmental Authority payable, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future;

(kkkk)

“Total Funded Debt” means the Loan, the balance outstanding pursuant to the Operating Lender Loan and Security Documents, the balance outstanding pursuant to any capitalized leases and the balance outstanding pursuant to any other Debt of the Obligors;

(llll)

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests;

(mmmm)	“US” and “United States” means the United States of America, its territories and possessions;

(nnnn)	“US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other United States federal or state bankruptcy, insolvency or similar law;

(oooo)	“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States;

(pppp)	“Vendors” means Mike Lane, Bob Beattie and the Other Shareholders (as defined in the Autopro Acquisition Agreement; and

(qqqq)

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SCHEDULE B

AMORTIZATION AND PAYMENT SCHEDULE

[REDACTED]

SCHEDULE C

COMPLIANCE CERTIFICATE

INTEGRATED PRIVATE DEBT FUND VI LP

70 University Avenue

Suite 1200

Toronto, Ontario

M5J 2M4

E-mail: jdeacon@fieracapital.com

This Compliance Certificate is provided pursuant to the Agreement made as of August [●], 2019 (as amended, supplemented, restated or replaced from time to time, the “Agreement”) between AUTOPRO AUTOMATION CONSULTANTS LTD., as Borrower (the “Borrower”) and INTEGRATED PRIVATE DEBT FUND VI LP, by its general partner INTEGRATED PRIVATE DEBT FUND GP INC., as lender (the “Lender”). All terms and expressions used herein but not otherwise defined shall have the same meanings herein as are ascribed thereto in the Agreement.

The Borrower represents and warrants as follows:

1.

this Compliance Certificate is a true, correct and complete statement of, and that the information contained herein is true, correct and complete in all material respects, and that the amounts reflected herein are in compliance with the provisions of the Agreement;

2.	no Event of Default has occurred or is continuing; and

3.	all representations and warranties contained in the Agreement and the other Security are true and correct in all material respects.

The Borrower hereby certifies that as follows:

(a)	for the time period , the ratio of Total Funded Debt to EBITDA was to 1;

(b)	for the time period , the ratio of Debt Service Coverage was to 1;

The calculations of the ratios set out above are attached as Exhibit A to this Compliance Certificate.

DATED this                  day of                                         .

AUTOPRO AUTOMATION CONSULTANTS LTD.

Per:
Name:
Title:

SCHEDULE D

AGREEMENT OF NEW OBLIGOR SUPPLEMENT TO CREDIT AGREEMENT

[see reference in Section 12]

●    THIS AGREEMENT supplements the Credit Agreement made as of July [●], 2019 between Autopro Automation Consultants Ltd. and others, as Obligors, Integrated Private Debt Fund VI LP by its general partner Integrated Private Debt GP Inc. as Lender, as amended, supplemented, restated or replaced from time to time (the “Agreement”).

RECITALS:

A.	Capitalized terms used and not defined in this agreement have the respective meanings defined in the Agreement.

B.	The Agreement contemplates that certain further Subsidiaries of the Borrower shall become Obligors in certain circumstances.

C.	● (the “New Subsidiary”) is required by the Agreement to become an Obligor.

D.	Security and other documents required by Section 11 of the Agreement have been delivered by or in respect of the New Subsidiary.

THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.

The New Subsidiary hereby acknowledges and agrees to the terms of the Agreement and agrees to be bound by all obligations of an Obligor under the Agreement as if it had been an original signatory thereto.

2.	The Lender, acknowledges that the New Subsidiary shall be an Obligor as of the date of this agreement.

●    IN WITNESS OF WHICH, the undersigned have executed this agreement as of the ● day of ●, 20●.

●

INTEGRATED PRIVATE DEBT FUND VI LP by its general partner INTEGRATED PRIVATE DEBT FUND GP INC.

Per:

Per:

●

[NEW SUBSIDIARY]

Per:
Name: ●
Title: ●

Per:
Name: ●
Title: ●
We have the authority to bind the corporation

SCHEDULE E

SHARE CAPITAL

[REDACTED]

SCHEDULE F

LOCATIONS

[REDACTED]

SCHEDULE G

BANK ACCOUNTS

[REDACTED]

SCHEDULE H

CORPORATE CHART AND SUBSIDIARIES

[REDACTED]

SCHEDULE I

RESERVED

SCHEDULE J

ENVIRONMENTAL MATTERS

[REDACTED]

SCHEDULE K

PERMITTED LIENS

[REDACTED]

SCHEDULE L

OPERATING LENDER LOAN AND SECURITY DOCUMENTS

[REDACTED]